EXHIBIT 10.4


                            SHARE PURCHASE AGREEMENT


                                     Among


                               MICHAEL W. HUNTER
                                 JOHN D. HUNTER
                        MICHAEL W. HUNTER HOLDINGS INC.
                          JOHN D. HUNTER HOLDINGS INC.
                              HUNTER HOLDINGS INC.
                             373062 ONTARIO LIMITED


                              HUNTER DRUMS LIMITED


                         RUSSELL-STANLEY HOLDINGS, INC.


                                      and


                             HDL ACQUISITION, INC.



                                  dated as of


                                October 24, 1997

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                                TABLE OF CONTENTS

                                                                                              PAGE
                                    ARTICLE I

                                            PURCHASE AND SALE OF SHARES..........................1

                  1.1      Transfer by Sellers of Shares.........................................1
                  1.2      Consideration.........................................................1
                  1.3      The Closing...........................................................2
                  1.4      Closing Adjustment....................................................3
                  1.5      Amalgamation..........................................................5
                  1.6      Further Assurances....................................................5

                                   ARTICLE II

                                     REPRESENTATIONS AND WARRANTIES OF SELLERS...................5

                  2.1      Corporate Organization................................................6
                  2.2      Capitalization........................................................6
                  2.3      Ownership of Shares...................................................6
                  2.4      Authorization, Etc....................................................7
                  2.5      Financial Statements..................................................7
                  2.6      No Undisclosed Liabilities............................................7
                  2.7      No Approvals or Conflicts.............................................8
                  2.8      Compliance with Law; Governmental Authorizations......................8
                  2.9      Litigation............................................................8
                  2.10     Assets................................................................9
                  2.11     Absence of Certain Changes............................................9
                  2.12     Tax Matters..........................................................10
                  2.13     Employee Benefits....................................................11
                  2.14     Labor Relations......................................................14
                  2.15     Patents, Trademarks, Trade Names, Etc................................15
                  2.16     Contracts............................................................15
                  2.17     Environmental Matters................................................16
                  2.18     Insurance............................................................17
                  2.19     Transactions with Affiliates.........................................18
                  2.20     Material Customers and Suppliers.....................................18
                  2.21     Real Property........................................................18
                  2.22     Real Property Leases.................................................19
                  2.23     Product Liability....................................................20
                  2.24     Books and Records....................................................20
                  2.25     No Brokers' or Other Fees............................................20
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                                   ARTICLE III

                                      REPRESENTATIONS AND WARRANTIES OF BUYER................20

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                  3.1      Organization......................................................20
                  3.2      Authorization Etc.................................................21
                  3.3      No Approvals or Conflicts.........................................21
                  3.4      Financing.........................................................22
                  3.5      Capitalization....................................................22
                  3.6      No Brokers' or Other Fees.........................................22
                  3.7      Financial Statements..............................................22

                                   ARTICLE IV

                                        CONDITIONS TO SELLERS' OBLIGATIONS...................22

                  4.1      Representations and Warranties....................................22
                  4.2      Performance.......................................................23
                  4.3      Officer's Certificate.............................................23
                  4.4      Injunctions.......................................................23
                  4.5      Consents..........................................................23
                  4.6      Employment and Stay-Pay Agreements................................23
                  4.7      Equity Agreements.................................................23
                  4.8      Mutual Release....................................................23
                  4.9      Exchangeable Share Agreements.....................................23

                                    ARTICLE V

                                         CONDITIONS TO BUYER'S OBLIGATION....................24

                  5.1      Representations and Warranties....................................24
                  5.2      Performance.......................................................24
                  5.3      Officer's Certificate.............................................24
                  5.4      Resignations......................................................24
                  5.5      Injunctions.......................................................24
                  5.6      Consents..........................................................24
                  5.7      Affiliate Agreements..............................................24
                  5.8      Existing Indebtedness.............................................25
                  5.9      Financing.........................................................25
                  5.10     Employment and Stay-Pay Agreements................................25
                  5.11     Equity Agreements.................................................25
                  5.12     Mutual Release....................................................25
                  5.13     Shareholder Consent...............................................25
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                                   ARTICLE VI

                                             COVENANTS AND AGREEMENTS........................25

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                  6.1      Conduct of Business by Company....................................25
                  6.2      Access to Books and Records; Cooperation..........................27
                  6.3      Filings and Consents..............................................28
                  6.4      Tax Matters.......................................................28
                  6.5      No Negotiation....................................................31
                  6.6      Covenant to Satisfy Conditions....................................32
                  6.7       Nondisclosure of Confidential Information; Non-Competition.......32
                  6.8      Certain Payments..................................................34

                                   ARTICLE VII

                                                    TERMINATION..............................35

                  7.1      Termination.......................................................35
                  7.2      Procedure and Effect of Termination...............................35

                                  ARTICLE VIII

                                                  INDEMNIFICATION............................35

                  8.1      Indemnification...................................................35

                                   ARTICLE IX

                                                   MISCELLANEOUS.............................39

                  9.1      Fees and Expenses.................................................39
                  9.2      Governing Law.....................................................39
                  9.3      Amendment.........................................................39
                  9.4      No Assignment.....................................................39
                  9.5      Waiver............................................................39
                  9.6      Notices...........................................................39
                  9.7      Complete Agreement................................................41
                  9.8      Counterparts......................................................41
                  9.9      Publicity.........................................................41
                  9.10     Headings..........................................................42
                  9.11     Severability......................................................42
                  9.12     Third Parties.....................................................42
                  9.13     CONSENT TO JURISDICTION AND SERVICE OF PROCESS....................42

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                  9.14     WAIVER OF JURY TRIAL..............................................42
                  9.15     Sellers' Representative...........................................43
                  9.16     Obligations Guarantee.............................................43
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                            SHARE PURCHASE AGREEMENT

                  This Share Purchase Agreement (this "AGREEMENT"), dated as of October 24, 1997, is entered into by and among Michael W. Hunter, John D. Hunter, Michael W. Hunter Holdings Inc., John D. Hunter Holdings Inc., Hunter Holdings Inc. and 373062 Ontario Limited (each such individual and entity is referred to herein as a "SELLER" and all such individuals and entities are referred to herein collectively as the "SELLERS"), Hunter Drums Limited, an Ontario corporation (the "COMPANY"), Russell-Stanley Holdings, Inc., a Delaware corporation ("RUSSELL-STANLEY"), and HDL Acquisition, Inc., an Ontario corporation and a wholly-owned subsidiary of Russell-Stanley (the "BUYER").

                   WHEREAS, the Sellers now collectively own, beneficially and of record, all of the issued and outstanding equity securities of the Company;

                  WHEREAS, the Sellers collectively own, beneficially and of record, an aggregate of 900 Class A Common Shares, 8,800 Class A Special Shares, 9,000 Class B Common Shares, 200 Class B Special Shares and 1,200 Class C Special Shares of the Company (all such shares, collectively, the "SHARES"), which constitute all of the issued and outstanding equity securities of the Company;

                  WHEREAS, the Buyer desires to purchase from the Sellers, and the Sellers desire to sell to the Buyer, all of the Shares (other than 285 Class A Common Shares of the Company to be retained by each of John D. Hunter and Michael W. Hunter subject to Section 1.5 hereof (the "RETAINED SHARES")) upon the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereto agree as follows:

                                     ARTICLE I

                           PURCHASE AND SALE OF SHARES

                   1.1 TRANSFER BY SELLERS OF SHARES. On the Closing Date (as defined in Section 1.3) and subject to the terms and conditions set forth in this Agreement, the Sellers will sell, assign, transfer and deliver to the Buyer the Shares (other than the Retained Shares), free and clear of all options, pledges, mortgages, security interests, liens, restrictions on voting or transfer or other encumbrances of any nature ("ENCUMBRANCES"), other than the restrictions imposed by provincial securities laws and the restrictions on the transfer of the Shares imposed by the Letters Patent of the Company.

                   1.2 CONSIDERATION. On the Closing Date and subject to the terms and conditions set forth in this Agreement, in reliance on the representations, warranties, covenants and agreements of the parties contained herein and in consideration of the sale, assignment, transfer and delivery of the Shares (other than the Retained Shares), the Buyer will pay the consideration set forth in Section 1.3(b) hereof, as adjusted pursuant to
Section 1.4 hereof (the "PURCHASE PRICE").


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                                                                               2

                   1.3 THE CLOSING. Unless this Agreement shall have been terminated and the transactions contemplated herein shall have been abandoned pursuant to Article VII, subject to Articles IV and V, the completion of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017,, at 10:00 a.m. (New York time) on the later of October 30, 1997 and that Business Day on or after the date of satisfaction or waiver of all of the conditions required to be satisfied in Articles IV and V hereof (the "CLOSING DATE"), which Closing shall be effective 11:59 p.m. on the Business Day preceding the Closing Date, or at such other place and time as may be agreed upon by the Sellers' Representative (as defined in Section 9.15) and the Buyer. For the purposes of this Agreement, "BUSINESS DAY" means any day of the year, other than a Saturday, Sunday or any day on which banks are required or authorized to close in Toronto, Ontario or New York City.

                             (a) DELIVERIES BY SELLERS. At or prior to the Closing, the Sellers shall deliver or cause to be delivered to the Buyer the following:

                                 (i) certificates evidencing the Shares (other
                  than the Retained Shares), which certificates shall be properly endorsed for transfer or accompanied by duly executed stock powers, in either case executed in blank or in favor of the Buyer, and otherwise in a form acceptable for transfer on the books of the Company;

                                 (ii) resignations of directors of the Company
                  as contemplated by Section 5.4 hereof; and

                                 (iii) all other previously undelivered
                  documents required by this Agreement to be delivered by the Sellers to the Buyer at or prior to the Closing Date in connection with the transactions contemplated hereby.

                             (b) DELIVERIES BY THE BUYER. At or prior to the Closing, the Buyer shall deliver or cause to be delivered to or for the benefit of the Sellers the following:

                                 (i) to the Sellers, an aggregate amount equal
                  to Cdn $33,300,000 MINUS the Estimated Adjustment Amount (as defined in Section 1.3(c)), by wire transfer of immediately available funds to the accounts designated by the Sellers in writing at least five Business Days prior to the Closing Date or, if no such account has been designated, by bank check, drawn on a Canadian bank in immediately available funds, which amount shall be allocated among the Sellers and their respective designated accounts in accordance with Exhibit 1.3(b)(i) hereto; and

                                 (ii) all other previously undelivered documents
                  required by this Agreement to be delivered by the Buyer to the Sellers at or prior to the Closing Date in connection with the transactions contemplated hereby.
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                             (c) Prior to Closing, the Company shall deliver to
         Russell-Stanley its good faith estimate of the Adjustment Amount (as defined in Section 1.4) (such estimated amount, the "ESTIMATED ADJUSTMENT AMOUNT"). The Estimated Adjustment Amount shall be prepared as far in advance of the Closing Date as practicable in consultation with Russell-Stanley and its representatives. The parties shall use their reasonable best efforts to resolve in good faith any disagreement between them concerning the computation of the Estimated Adjustment Amount; provided, however that, if the parties are unable to resolve any such disagreement, the Estimated Adjustment Amount shall be the estimate prepared by the Company.

                             (d) All instruments and documents executed and delivered to the Buyer pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to the Buyer. All instruments and documents executed and delivered to the Sellers pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to the Sellers.

                   1.4 CLOSING ADJUSTMENT. (a) As used in this Agreement, "ADJUSTMENT AMOUNT" shall mean the amount equal to the sum of (i) the excess, if any, of (1) Cdn $5,000,000 over (2) the Company's and the Subsidiaries' (as defined in Section 2.1) shareholders' equity as of the close of business on the Business Day immediately preceding the Closing Date as determined from the Final Statements, PLUS (ii) the aggregate amount of any liabilities for salaries, bonuses, expenses, dividends or other payments owed by the Company and the Subsidiaries to (or on behalf of) any Seller or any family member of any Seller as of the close of business on the Business Day immediately preceding the Closing Date (excluding amounts owed in the ordinary course of business to or on behalf of Michael Hunter for salary and benefits which would otherwise be payable to Michael Hunter under the Employment Agreement had the Employment Agreement then been in effect), PLUS (iii) any indebtedness for borrowed money (including interest, prepayment penalties or premiums, and any other obligations with respect thereto, but excluding any outstanding checks) of the Company and the Subsidiaries as of the close of business on the Business Day immediately preceding the Closing Date, PLUS (iv) any capitalized lease obligations of the Company and the Subsidiaries (excluding leases listed on Exhibit 1.4(a) hereto) as of the close of business on the Business Day immediately preceding the Closing Date.

                             (b) Within 60 days following the Closing Date, the
Buyer shall cause the Company to prepare on a consolidated basis and deliver to the Sellers' Representative (i) draft financial statements of the Company and the Subsidiaries consisting of a balance sheet, a statement of operations and retained earnings and a statement of changes in financial position for the period from (and including) January 1, 1997 to (and including) and as of the close of business on the Business Day immediately preceding the Closing Date (collectively, the "CLOSING DATE STATEMENTS") (such financial statements shall be prepared in accordance with Canadian generally accepted accounting principles ("GAAP") consistently applied with the 1996 Financial Statements (as defined in Section 2.5), except that the Closing Date Statements shall be consolidated but shall not include footnotes); and (ii) a draft statement of calculation of the Adjustment Amount, which calculation shall be based on the Closing Date Statements (the "Calculation").

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                                                                               4

                             (c) The Sellers' Representative shall have 30 days
to review the Closing Date Statements and the Calculation after receipt thereof. The Sellers' Representative shall have the right, if he disputes either the Closing Date Statements or the Calculation provided to the Sellers' Representative to review the relevant financial records of the Company and the Subsidiaries. Unless the Sellers' Representative delivers written notice to Russell-Stanley on or prior to the 30th day after its receipt of the Closing Date Statements and the Calculation of its objection to the Closing Date Statements or the Calculation and specifying in reasonable detail all disputed items and the reason therefor, the Sellers shall be deemed to have accepted and agreed to the Closing Date Statements and the Calculation. If the Sellers' Representative so notifies Russell-Stanley of its objection to either the Closing Date Statements or the Calculation, Russell-Stanley and the Sellers' Representative shall, within 30 days of such notice (the "RESOLUTION PERIOD"), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

                             (d) If, at the conclusion of the Resolution Period,
any amounts remain in dispute, then all such amounts remaining in dispute shall be submitted to one of the "big six" accounting firms which shall be mutually agreeable to Russell-Stanley and the Sellers' Representative and, failing such agreement within a period of five Business Days after the conclusion of the Resolution Period, such firm shall be Ernst & Young (Canada) or if it is unable to act it shall be KPMG Peat Marwick (Canada) (the "NEUTRAL AUDITOR"). Each party agrees to execute, if requested by the Neutral Auditor, a reasonable engagement letter. All fees and expenses relating to the work to be performed by the Neutral Auditor shall be borne 50% by the Sellers and 50% by Russell-Stanley. The Neutral Auditor shall act as an expert and not an arbitrator to determine, based solely on presentations by or on behalf of the Sellers' Representative and Russell-Stanley, and not by independent review, only those issues still in dispute. The presentation by or on behalf of the Sellers' Representative shall be submitted to the Neutral Auditor (with a copy to Russell-Stanley) within 20 Business Days of the appointment of the Neutral Auditor and the presentation by or on behalf of Russell-Stanley shall be submitted to the Neutral Auditor (with a copy to the Sellers' Representative) within 15 Business Days of receipt by Russell-Stanley of the presentation submitted by or on behalf of the Sellers' Representative or, if no such presentation is submitted, within 35 Business Days of the appointment of the Neutral Auditor. The Sellers' Representative shall have the right to submit another presentation within 5 Business Days of its receipt of Russell-Stanley's presentation for the sole purpose of rebutting any of the arguments made by Russell-Stanley in its presentation, and Russell-Stanley shall subsequently have the right to submit another presentation within 5 Business Days of its receipt of such rebuttal presentation for the sole purpose of rebutting any of the arguments made by Sellers' Representative in its rebuttal presentation. The Neutral Auditor's determination shall be made within 30 days of the final submission as provided above; provided that, if only one party submits a presentation to the Neutral Auditor, the presentation of such party shall be accepted without opposition and the determination of the Neutral Auditor shall be based on that presentation alone, and if both parties fail to provide presentations to the Neutral Auditor, the Closing Date Statements and the Calculation as delivered to the Sellers' Representative shall be deemed to be accepted and agreed. The determination shall be set forth in a written statement delivered to the Sellers' Representative and Russell-Stanley and shall be final, binding and conclusive. The term "Final Statements" shall mean the definitive Closing Date Statements and the term "Final Calculation" shall mean the definitive Calculation, in each case deemed to be accepted and agreed by the Sellers or agreed

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                                                                               5

to by Russell-Stanley and the Sellers' Representative in accordance with Section 1.4(c) or the definitive Closing Date Statements or the definitive Calculation resulting from the determinations made by the Neutral Auditor in accordance with
Section 1.4(d) (in addition to those items theretofore agreed to by the Sellers' Representative and Russell-Stanley).

                   (e) If the Adjustment Amount as reflected on the Final Calculation exceeds the Estimated Adjustment Amount, the Sellers shall pay the Buyer the amount of such excess. The obligation of the Sellers to make such payment shall be joint and several. If the Estimated Adjustment Amount exceeds the Adjustment Amount as reflected on the Final Calculation, the Buyer shall pay the Sellers an amount (allocated in accordance with Exhibit 1.3(b)(i)) equal to the lesser of (i) the amount of such excess and (ii) the Estimated Adjustment Amount. Any payments pursuant to this Section 1.4(e) shall be made within five Business Days after the Final Statements and the Final Calculation become available by wire transfer of immediately available funds to the account(s) designated by the applicable payee in writing at least two Business Days prior to the date of payment or, if payable to the Sellers and no such account has been designated, by bank check drawn on a Canadian bank in immediately available funds.

                   1.5 AMALGAMATION. Immediately after the Closing, the Buyer shall be amalgamated with the Company, and the Retained Shares shall be converted in such amalgamation into 27,778 Class B non-voting shares of the amalgamated company (the "CLASS B SHARES") having the rights, privileges, terms and conditions set forth in Exhibit 1.5(a) hereto. Immediately following the amalgamation, Russell-Stanley shall cause the amalgamated company to file articles of amendment providing for the exchange of each Class B Share for one exchangeable non-voting share of the amalgamated company having the rights, privileges, terms and conditions set forth in Exhibit 1.5(b) hereto (the "EXCHANGEABLE SHARE").

                   1.6 FURTHER ASSURANCES. After the Closing, each party hereto shall from time to time, at the request of any other party and without further cost or expense to such other party, execute and deliver such other instruments of conveyance and transfer and take such other actions as such other party may reasonably request in order to more effectively consummate the transactions contemplated hereby and to vest in the Buyer good and valid title to the Shares.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

                   The Sellers, jointly and severally, hereby represent and warrant to the Buyer as follows:

                   2.1 CORPORATE ORGANIZATION. (a) The Company is a corporation duly organized and validly existing under the laws of the Province of Ontario. The Company has full corporate power and authority to own its assets and to carry on its business as now being conducted and is duly qualified or licensed to do business as a foreign corporation in good standing in the jurisdictions in which the ownership of its property or the conduct of its business requires such qualification or license, except jurisdictions in which the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to cause the Company to


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                                                                               6

suffer a loss or pay a claim in excess of Cdn $100,000 (hereinafter referred to as a "MATERIAL ADVERSE EFFECT"). The Sellers have delivered to the Buyer complete and correct copies of the Letters Patent and all amendments thereto, the Bylaws as presently in effect and the minute books and share transfer records of the Company. Other than Hunter Industrial Group, Inc., a Delaware corporation ("HIGI"), and Hunter Drums, Inc., an Illinois corporation ("HDI"; together with HIGI, the "SUBSIDIARIES"), the Company does not own or have any option or right to acquire, directly or indirectly, any capital stock or other equity securities of, or have any direct or indirect equity or ownership interest or debt investment in, any corporation, association, partnership, joint venture or other business. Neither Subsidiary has (i) any shareholders other than the Company, (ii) conducted any business since the date of its incorporation or (iii) any assets or liabilities; other than, in the case of clauses (ii) and (iii), as specifically set forth on Section 2.1 of the Disclosure Schedule.

                   2.2 CAPITALIZATION. The authorized share capital of the Company consists of an unlimited number of Class A Common Shares, an unlimited number of Class A Special Shares, an unlimited number of Class B Common Shares, 200 Class B Special Shares and an unlimited number of Class C Special Shares. Of such authorized shares, only the Shares are issued and outstanding and no other shares (of any other class or series) of the Company or securities exercisable or convertible into or exchangeable for shares of the Company ("CAPITAL STOCK EQUIVALENTS") are authorized, issued or outstanding. Except as set forth in
Section 2.2 of the Disclosure Schedule, there are no subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements relating to the issuance, sale, transfer or voting of any shares, whether issued or unissued, of the Company or Capital Stock Equivalents, including any rights of issuance, conversion or exchange under any outstanding securities or other instruments, other than restrictions imposed by provincial securities laws and the restrictions on the transfer of the Shares imposed by the Letters Patent of the Company. All of the Shares have been validly issued and are outstanding and fully paid, nonassessable and free of preemptive rights. The Company does not have any outstanding debt securities or other indebtedness for borrowed money or guarantees, except as specifically disclosed in the 1996 Financial Statements (as defined in Section 2.5(a)) or in Section 2.2 of the Disclosure Schedule.

                   2.3 OWNERSHIP OF SHARES. Each Seller is the record and beneficial owner of the number and class of Shares set forth opposite such Seller's name in Section 2.3 of the Disclosure Schedule. The Shares are owned free and clear of all Encumbrances, other than the restrictions imposed by provincial securities laws and the restrictions on the transfer of the Shares imposed by the Letters Patent of the Company. Upon the consummation of the transactions contemplated hereby, the Buyer will acquire title to the Shares (other than the Retained Shares) free and clear of all Encumbrances, other than the restrictions imposed by provincial securities laws, restrictions on the transfer of the Shares imposed by the Letters Patent of the Company and Encumbrances arising as a result of any action taken by, or failure to act of, the Buyer or any of its affiliates ("AFFILIATES") as defined in Rule 12b-2 of the regulations promulgated pursuant to the U.S. Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

                   2.4 AUTHORIZATION, ETC. Each of the Sellers and the Company has full power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. The execution and delivery by the Sellers and the Company of this Agreement and the

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                                                                               7

consummation by the Sellers and the Company of the transactions contemplated hereby have been duly approved and authorized by all necessary corporate action on the part of the Sellers which are corporations and the Company, and no other proceedings on the part of the Sellers and the Company are necessary to approve and authorize the execution and delivery by the Sellers and the Company of this Agreement and the consummation by the Sellers and the Company of the transactions contemplated hereby. This Agreement has been duly and validly executed by each of the Sellers and the Company and, assuming this Agreement constitutes the legal, valid and binding agreement of the other parties hereto, constitutes a legal, valid and binding agreement of such party, enforceable against such party in accordance with its terms, except that (i) the enforcement hereof may be limited by bankruptcy, insolvency, arrangement or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                   2.5 FINANCIAL STATEMENTS. The Sellers have previously delivered to the Buyer (i) the audited balance sheet of the Company as of December 31, 1996 and the related audited statements of operations and retained earnings and changes in financial position for the fiscal year then ended, and the notes thereto and (ii) the unaudited balance sheets of each Subsidiary as of December 31, 1996 and the related unaudited statement of income and retained earnings for the fiscal year then ended for HDI, and the notes thereto (collectively, the "1996 FINANCIAL STATEMENTS"). The 1996 Financial Statements present fairly in all material respects the financial position of each of the Company and each Subsidiary as at December 31, 1996 and the results of its operations and the changes in its financial position for the year then ended and have been prepared in accordance with GAAP consistently applied, except that (x) no statement of income and retained earnings for HIGI is included in the 1996 Financial Statements and (y) the 1996 Financial Statements referred to in clause
(i) above do not cover the Company and its Subsidiaries on a consolidated basis.

                   2.6 NO UNDISCLOSED LIABILITIES. Except as disclosed in
Section 2.6 of the Disclosure Schedule, the Company and the Subsidiaries have no liabilities or obligations, whether accrued, absolute, contingent, matured or unmatured, including, without limitation, such liabilities or obligations under Environmental Laws (as defined in Section 2.17), that are required to be reflected, accrued or reserved for in an audited balance sheet of the Company or the notes thereto prepared in accordance with GAAP, other than (i) liabilities and obligations that are reflected, accrued or reserved for in the balance sheets and notes thereto included in the 1996 Financial Statements (the "1996 BALANCE SHEET"), (ii) liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date of the 1996 Balance Sheet and (iii) liabilities and obligations which in the aggregate would not have a Material Adverse Effect.

                   2.7 NO APPROVALS OR CONFLICTS. Except as set forth in Section
2.7 of the Disclosure Schedule, the execution, delivery and performance by the Sellers of this Agreement and the consummation by the Sellers of the transactions contemplated hereby will not (i) violate, conflict with or result in a breach
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                                                                               8

by the Sellers or the Company of any provision of the Letters Patent, as amended, or Bylaws of the Company, (ii) violate, conflict with or result in a breach of any provision of, or constitute a default by the Sellers or the Company (or an event which, with notice or lapse of time or both, would constitute a default) or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrance upon any of the properties of the Company or the Subsidiaries or on the Sellers' interest in the Shares under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument to which any of the Sellers, the Company, the Subsidiaries or any of their respective properties may be bound, (iii) violate or result in a breach of any order, injunction, judgment, ruling, law or regulation of any Governmental Authority (as defined in Section 2.12) applicable to any of the Sellers, the Company, the Subsidiaries or any of their respective properties or (iv) require the Sellers or the Company or any Subsidiary to obtain or make any order, consent, approval or authorization of, or notice to, or declaration, filing, application, qualification or registration with, any Governmental Authority, excluding from the foregoing clauses (ii) and (iii) above, such violations, conflicts, breaches, defaults, rights of termination, cancellation or acceleration or creation of Encumbrances, which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                   2.8 COMPLIANCE WITH LAW; GOVERNMENTAL AUTHORIZATIONS. Except as set forth in Section 2.8 of the Disclosure Schedule, the Company and the Subsidiaries are not, and have not been, in any material respect in violation of any order, injunction, judgment, ruling, law or regulation of any Governmental Authority applicable to the property or business of the Company and the Subsidiaries. Except as set forth in Section 2.8 of the Disclosure Schedule, the Company and the Subsidiaries have and are in material compliance with all material licenses, permits and other governmental authorizations reasonably necessary to conduct its business as currently conducted (including, without limitation, any such material licenses, permits and authorizations under Environmental Laws) and such material licenses, permits and authorizations are valid and in full force and effect in all material respects.

                   2.9 LITIGATION. Except as set forth in Section 2.9 of the Disclosure Schedule, as of the date hereof, there are no suits, actions, proceedings or investigations that have been commenced or, to the best knowledge of the Sellers and the Senior Managers, threatened against the Company, the Subsidiaries or the transactions contemplated by this Agreement before any arbitrator, court or governmental or regulatory authority or body, which, if decided unfavorably to the Company or the Subsidiaries, would have a Material Adverse Effect. Except as set forth in Section 2.9 of the Disclosure Schedule, neither the Sellers nor the Senior Managers have received any notice that the Company, any Subsidiary or any of their assets is subject to any decree, order or judgment which would have a Material Adverse Effect. As used in this Agreement, "SENIOR MANAGERS" means Robert Moser, Ed Gunn, Wayne Gow, Tom Garrow, James Irwin and Joe Lekhram. For purposes of this Agreement, "to the best knowledge of the Sellers and the Senior Managers" means the actual knowledge of the Sellers and the Senior Managers without any additional inquiry.

                   2.10 ASSETS. Except as set forth in Section 2.10 of the Disclosure Schedule and except with respect to the Owned Property and the Real Property Leases, on December 31, 1996, the Company and the Subsidiaries had and, except with respect to assets disposed of or acquired in the ordinary course of business and consistent with past practice since such date, the Company and the Subsidiaries now have, good and valid title to, or hold by valid and existing lease or license, all the assets reflected as assets of the Company or the Subsidiaries on the 1996 Balance Sheet or which would have been reflected on the 1996 Balance Sheet if acquired prior to such date, free and clear of all Encumbrances of any nature except for: (i) Encumbrances which secure indebtedness or obligations which are properly reflected on the 1996 Balance Sheet; (ii) liens for Taxes (as defined in Section 2.12) not yet payable or being contested in good faith; (iii) liens arising as a matter of law in the ordinary course of business, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; and (iv) such imperfections of title and Encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth in Section 2.10 of the Disclosure Schedule, the Company owns, or has valid leasehold interests in, all material tangible assets necessary for the operation or conduct of the Company's business as currently conducted and all such material tangible assets are, in the reasonable judgment of the Sellers, in reasonable good operating condition in all material respects, normal wear and tear excepted, other than machinery and equipment under repair or out of service in the ordinary course of the Company's business.

                   2.11 ABSENCE OF CERTAIN CHANGES. (a) Except as set forth in
Section 2.11 (a) of the Disclosure Schedule and as otherwise provided herein, since December 31, 1996, (i) the business of the Company has been conducted only in the ordinary course and consistent with past practice in all material respects; (ii) there has not been any event or development prior to the date hereof which, if it had occurred or existed after the date hereof, would be a violation of Section 6.1(d); and (iii) there has not been any event or development with respect to the business, financial condition or results of operations of the Company and the Subsidiaries which, individually or in the aggregate, has had a Material Adverse Effect and which has not been reflected in the Adjustment Amount. The parties hereto hereby agree that, in determining whether the loss of one or more customers has had a Material Adverse Effect, the addition of any new customers shall be considered in the aggregate with such loss of customers.

                   (b) Except as set forth in Section 2.11(b) of the Disclosure Schedule, since September 17, 1997, neither the Company nor any Subsidiary has declared, set aside or paid any dividend or other distribution or made any other payment, in cash or other property, to any of the Company's shareholders or any family member thereof, other than salary and benefits paid in the ordinary course of business to Michael Hunter which would otherwise be payable to Michael Hunter under the Employment Agreement had the Employment Agreement then been in effect.

                   2.12 TAX MATTERS. (a) Except as set forth in Section 2.12(a) of the Disclosure Schedule, the Company and the Subsidiaries have duly and timely filed all Tax Returns that are required to be filed in all jurisdictions where such entities are required to file with the appropriate Governmental Authority and have duly, completely and correctly reported all income and all other amounts and information required to be reported thereon and no material fact has been omitted therefrom.

                   (b) Except as set forth in Section 2.12(b) of the Disclosure Schedule, the Company and the Subsidiaries have duly and timely paid all Taxes, including all installments on account of Taxes for the current year, that are due and payable by them and the Company and the Subsidiaries have established reserves or made adequate provisions in accordance with GAAP (except for normal year-end adjustments with respect to periods after January 1, 1997) on the financial books and records of the Company and its Subsidiaries that will be adequate for the payment by the Company and the Subsidiaries of all Taxes that are not yet due and payable or that are being contested, and that relate to periods ending on or prior to the last month's end for which financial statements have been prepared, which, as of the date hereof, is August 31, 1997.

                   (c) The Company and the Subsidiaries have not requested, or entered into any agreement or other arrangement or executed any waiver providing for, any extension of time within which (i) to file any Tax Return covering any Taxes for which they are or may be liable; (ii) to file any elections, designations or similar things relating to Taxes for which they are or may be liable; (iii) they are required to pay or remit any Taxes or amounts on account of Taxes; or (iv) any Governmental Authority may assess or collect Taxes for which they are or may be liable.

                   (d) The Canadian federal and provincial income and capital tax liabilities of the Company and the Subsidiaries have been assessed by the relevant taxing authorities and notices of assessment have been issued to each such entity by the relevant taxing authorities for all taxation years prior to and including the taxation year ended 1995.

                   (e) As of the date hereof, there are no actions, suits, proceedings, investigations, audits or claims that have been commenced or, to the best knowledge of the Sellers and the Senior Managers, threatened, against the Company or any Subsidiary in respect of any Taxes and there are no matters under discussion, audit or appeal with any Governmental Authority relating to Taxes, except as set forth in Section 2.12(e) of the Disclosure Schedule.

                   (f) There are no liens for Taxes on any of the assets of the Company or any Subsidiary other than liens for current Taxes which are not yet due and payable.

                   (g) The Company and the Subsidiaries have duly and timely withheld from any amount paid or credited by it to or for the account or benefit of any person, including any of its employees, officers and directors and any non-resident person, the amount of all Taxes and other deductions required by any applicable law, rule or regulation to be withheld from any such amount and has duly and timely remitted the same to the appropriate Governmental Authority. The Company and the Subsidiaries have charged, collected and remitted on a timely basis all Taxes as required under applicable legislation on any sale, supply or delivery whatsoever, made by the Company and the Subsidiaries.

                   (h) Except as specifically disclosed in writing to the Buyer, for purposes of the Income Tax Act (Canada) or any applicable provincial or municipal taxing statute, no person or group of persons has, during the period of seven years immediately prior to the Closing Date, acquired or had the right to acquire control of the Company.

                   (i) None of the Sellers is a non-resident of Canada for purposes of section 116 of the Income Tax Act (Canada).

                   (j) For purposes of this Agreement, "Tax Returns" includes, without limitation, all returns, reports, declarations, elections, notices, filings, information returns and statements filed in respect of Taxes.

                   (k) For purposes of this Agreement, "Taxes" includes, without limitation, all taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any Governmental Authority, together with all interest, penalties, fines, additions to tax or other additional amounts imposed in respect thereof, including those levied on, or measured by, or referred to as income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, use, value-added, excise, stamp, withholding, business, franchising, property, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, all license, franchise and registration fees and all unemployment insurance, health insurance and Canada, Quebec and other government pension plan premiums.

                   (l) For purposes of this Agreement, "Governmental Authority" means any government, regulatory authority, governmental department, agency, commission, board, tribunal, crown corporation, or court or other law, rule or regulation-making entity having or purporting to have jurisdiction on behalf of any nation, or province or state or other subdivision thereof or any municipality, district or other subdivision thereof.

                   2.13 EMPLOYEE BENEFITS. (a) Section 2.13 of the Disclosure Schedule contains a true and complete list of all bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation, phantom stock, savings, profit sharing, severance or termination pay, health or other medical, dental, life, disability or other insurance (whether insured or self-insured), supplementary unemployment or employment benefit, pension, retirement, registered retirement savings, supplementary retirement, employment, consulting, collective bargaining, change in control and any other benefit or compensation plan, program, agreement, arrangement, policy or practice (including any funding mechanism therefor which is now in effect or which will be required in the future as a result of the transactions contemplated by this Agreement), whether formal or informal, funded or unfunded, registered or unregistered, oral or written, which are maintained or contributed to or are required to be maintained, contributed to or provided by any of the Company and the Subsidiaries, under which any employee, former employee or independent contractor (or any dependent of any such persons) in relation to the Company or any Subsidiary has any present or future right to benefits or compensation or under which the Company or any Subsidiary has any present or future liability or obligation. All such plans, programs, agreements, arrangements, policies or practices shall be collectively referred to as the "Company Plans" and individually as a "Company Plan".

                   (b) The Sellers have provided to the Buyer current, accurate and complete copies of each written Company Plan or, where oral, a written description of the terms thereof, as amended to date (except that in respect of oral Company Plans which relate to employment the Sellers have provided the Buyer the information under the headings in Section 2.13 of the Disclosure Schedule on a current, accurate and complete basis), together with the most current funding agreements and summary plan descriptions relating to each such Company Plan including, without limiting the generality of the foregoing, the following documents (where applicable):

                   (i) all actuarial reports and financial statements for each Company Plan,

                   (ii) evidence of registration of each Company Plan (where registration of any such Company Plan is required under applicable laws),

                   (iii) the most current copies of any insurance contracts, investment management agreements or investment reports with respect to each Company Plan,

                   (iv) all reports, returns, filings made with any regulatory authority in respect of any Company Plan within the last six years,

                   (v) the most current copies of booklets or manuals prepared for or circulated to employees with respect to any of the Company Plans,

                   (vi) all material correspondence with any regulatory authority respecting each Company Plan within the last six years, and

                   (vii) any and all written legal or actuarial opinions, memorandums or advice prepared for, or provided to the Company with respect to the Company Plans prepared within the last six years.

                   (c) Except as disclosed in Section 2.13 of the Disclosure Schedule, no promises or commitments have been made by any of the Sellers, the Company or any Subsidiary or any of their employees, directors or officers to amend any Company Plan or to provide increased benefits thereunder to any of the current or former employees of the Company or any Subsidiary or any independent contractor of the Company or any Subsidiary (collectively referred to as "Employees"), except as may be required by applicable laws. The Sellers have delivered to the Buyer a summary description of any other material terms or conditions of employment (to the extent not disclosed pursuant to the above provisions) of all Employees for which any of the Company and the Subsidiaries has or may have obligations.

                   (d) Each Company Plan is and has been administered in all material respects in accordance with the terms thereof, any collective agreements and applicable laws, including registration with the relevant provincial authorities and federal taxation authorities where such registration is required to qualify for tax exemption or other beneficial tax status. All obligations under the Company Plans have been satisfied, to the extent required by the terms of the relevant Company Plan or applicable laws.

                   (e) Each Company Plan is in good standing under and in compliance with all applicable laws and there are no outstanding material defaults or violations by the Company in connection with any Company Plan, and no order has been made or notice given pursuant to any applicable legislation requiring (or proposing to require) the Company or any others to take or refrain from taking any action in respect of any Company Plan. All material returns, filings reports and disclosures relating to the Company Plans required pursuant to the terms of the Company Plans or applicable laws have been made, filed or distributed in accordance with all such requirements and all filing fees and levies imposed on the Company Plans by any regulatory authorities or applicable laws have been made or remitted on a timely basis.

                   (f) Each investment held in respect of a Company Plan is a qualified or eligible investment and no investment held under or in respect of a Company Plan is a prohibited investment under the terms of the Company Plan, all documents related thereto (including any statement of investment policies and goals) or under applicable laws.

                   (g) There have been no withdrawals of surplus assets or other amounts from any of the Company Plans and any employer contribution holidays taken under the Company Plans have been permitted by the terms of the Company Plans and have been in accordance with applicable laws.

                   (h) No step has been taken, no event has occurred and no condition or circumstance exists that has resulted in or could reasonably be expected to result in any Company Plan being ordered or required to be terminated or wound up in whole or in part or having its registration under applicable legislation refused or revoked, or being placed under the administration of any trustee or receiver or regulatory authority or being required to pay any material taxes, fees, penalties or levies under applicable laws. Each Company Plan may be amended or terminated in accordance with the terms thereof.

                   (i) As of the date hereof, no actions, suits, claims (other than routine claims for payment of benefits in the ordinary course), trials, demands, investigations, arbitrations or other proceedings have been commenced or, to the best knowledge of the Sellers and the Senior Managers, threatened in respect of any of the Company Plans or its assets.

                   (j) All premium payments and contributions relating to Employees' benefit accruals or periods of service prior to the Closing Date (including any and all current service costs and any special payments required to be made) to the extent required to have been paid or remitted under the terms of the Company Plans or applicable laws have been so paid or remitted and the Company Plans have been funded in accordance with the terms thereof and applicable laws. None of the Company Plans is a "defined benefit pension plan" (as defined in the Pension Benefits Act (Ontario) or other equivalent provincial pension legislation) and neither the Company nor any of its Subsidiaries have sponsored, contributed to, or participated in any defined benefit pension plan.

                   (k) All contributions to each of the Company Plans in respect of periods of service or benefits on or prior to September 30, 1997 have been or will be accrued or paid prior to the Closing Date on the books and records of the Company, notwithstanding that such contributions may not be due and owing until after the Closing Date.

                   (l) None of the Company Plans is a multi-employer pension plan or multi-employer benefit plan.

                   (m) All vacation pay for Employees accrued up to the Closing Date has been reflected and accrued in the Closing Date Statement, except for accrued vacation pay for salaried employees not in excess of $10,000 in the aggregate.

                   (n) Except as set forth in Section 2.13 of the Disclosure Schedule, none of the Company Plans provides benefits to Employees following their retirement, other than any registered pension plan or group retirement savings plan disclosed in accordance with the foregoing provisions of this
Section 2.13.

                   (o) Except as set forth in Section 2.13 of the Disclosure Schedule, no Company Plan exists that could result in (i) the payment to any Employee of any money, benefits or other property, (ii) accelerated or increased funding requirements for any Company Plan or (iii) the acceleration or provision of any other increased rights or benefits to any Employee as a result of the transactions contemplated by this Agreement.

                   2.14 LABOR RELATIONS. Except as set forth in Section 2.14 of the Disclosure Schedule, (i) the Company is not a party to any collective bargaining agreement applicable to employees of the Company, nor is any such contract or agreement presently being negotiated; (ii) the Company is not a party to any employment agreement or consulting agreement with any person or entity obligating the Company to make payments in excess of Cdn $100,000 per year, nor is any such contract or agreement presently being negotiated; (iii) there is no unfair labor practice charge or complaint pending or, to the best knowledge of the Sellers and the Senior Managers, threatened against or otherwise affecting the Company which, if adversely determined, would reasonably be likely to result in a liability having a Material Adverse Effect; (iv) there is no labor strike, slowdown, work stoppage, or lockout in effect, or, to the best knowledge of the Sellers and the Senior Managers, save in the course of the negotiation of labor contracts or collective bargaining agreements or in the resolution of grievances that may arise from time to time, threatened against or otherwise affecting the Company, and the Company has not experienced any labor strike, slowdown, work stoppage or lockout within the past three years; (v) the Company is not a party to, or otherwise bound by, any consent order with, or order by, any Governmental Authority relating to employees or employment practices, except for any such order issued after the date hereof which is not reasonably likely to result in liability having a Material Adverse Effect; (vi) the Company will not have any material liability under any benefit or severance policy, practice, agreement, plan, or program which exists or arises, or may be deemed to exist or arise, under any applicable law or otherwise, as a result of the transactions contemplated hereunder; and (vii) the Company is in compliance with its obligations pursuant to all notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise. To the best knowledge of the Sellers and the Senior Managers, there is no effort to organize employees of the Company which is pending or threatened.

                   2.15 PATENTS, TRADEMARKS, TRADE NAMES, ETC. Section 2.15 of the Disclosure Schedule contains a true and complete list of all patents, trademarks, trade names and copyrights which are either registered or in respect of which there are pending applications therefor

(collectively, the "INTELLECTUAL PROPERTY") used or owned by the Company and a list of all licenses and other agreements (collectively, the "LICENSE AGREEMENTS") relating thereto. Except as set forth in Section 2.15 of the Disclosure Schedule, (i) the consummation of the transactions contemplated by this Agreement will not materially impair any right to use the Intellectual Property owned by the Company or the License Agreements, (ii) all Intellectual Property and License Agreements which relate to the interests of the Company in the Intellectual Property and the License Agreements are valid, in good standing and free and clear of liens or other security interests, and (iii) the Company has not received written or, to the best knowledge of the Sellers and the Senior Managers, oral, notice of any claims by any person to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such License Agreement.

                   2.16 CONTRACTS. Subject to the exceptions provided for in the next sentence, the contracts and agreements listed in Section 2.16 of the Disclosure Schedule constitute each contract, instrument, lease, deed or agreement which is material to the business or operations of the Company (the "CONTRACTS"). Complete copies (or, if oral, written summaries, except as set forth in Section 2.16 of the Disclosure Schedule) of each Contract have been made available to the Buyer, including all of the following Contracts: (i) any indenture, note, mortgage, installment obligation, or other instrument for or relating to any borrowing of money; (ii) any guaranty of any obligation; (iii) any agreement, contract, commitment or arrangement containing any covenant limiting the ability of the Company to engage in any line of business or to compete with any business or person; (iv) as of the date hereof, any agreement, contract, commitment or arrangement relating to capital expenditures with respect to the Company and involving future payments which exceed Cdn $100,000 in any 12-month period; (v) other than this Agreement, any agreement, contract, commitment or arrangement relating to the acquisition or disposition of assets or any capital stock of any business enterprise other than those relating to the acquisition or disposition of assets entered in the ordinary course of business consistent with past practice; (vi) any real property or personal property lease; (vii) as of the date hereof, any contract, commitment, agreement or arrangement which requires future payments in excess of Cdn $100,000 in any 12-month period, to the extent such contract, commitment, agreement or arrangement is not terminable within 30 days without payment of premium or penalty; and (viii) any contract, commitment, agreement or arrangement with any director, shareholder or affiliate of the Company except this Agreement and the agreements contemplated hereunder. Except as set forth in Section 2.16 of the Disclosure Schedule, each Contract is in full force and effect, and is a legal, valid and binding obligation of the Company and, to the best knowledge of the Sellers and the Senior Managers, each of the other parties thereto, enforceable in accordance with its terms, except that (x) enforcement may be limited by bankruptcy, insolvency, arrangement or other similar laws now or hereafter in effect relating to creditors' rights generally, (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (z) the Currency Act (Canada) precludes a court in Canada from giving judgment in any currency other than Canadian currency. Except as set forth in Section 2.16 of the Disclosure Schedule, no condition exists or event has occurred which (whether with or without notice or lapse of time or both, or the happening or occurrence of any other event) would constitute a default by the Company or, to the best knowledge of the Sellers and the Senior Managers as of the date hereof, any other party thereto under, or result in a right in termination of, any Contract, by any other party thereto. Except as set forth in Section 2.16 of the Disclosure Schedule, to the best knowledge of the Sellers and the Senior Managers as of the date hereof, no party to any Contract intends (x) to terminate such Contract or materially amend the terms thereof, (y) to refuse to renew such Contract upon expiration thereof or (z) to renew such Contract upon expiration thereof on terms and conditions which are materially more onerous to the Company than those pertaining to such existing Contract.

                   2.17 ENVIRONMENTAL MATTERS. Except as set forth in Section
2.17 of the Disclosure Schedule, (i) the Company has not, as of the date hereof, received any notice, complaint, direction or order alleging the material violation of, or any material actual or potential liability relating to, any applicable statutes, laws, regulations, rules, decrees, orders or judgments of any Governmental Authority or any municipality, district or other subdivision thereof related to the protection of human health or the environment or the receipt, manufacture, processing, generation, presence, distribution, use, treatment, storage, disposal, clean-up, transport, release, discharge, migration, removal or handling of any Hazardous Materials (as defined below), including, without limitation, the Canadian Environmental Protection Act, the Fisheries Act, the Environmental Protection Act (Ontario), the Ontario Water Resources Act, and the Occupational Health and Safety Act (Ontario), each as amended and supplemented, and any regulations promulgated pursuant to such laws, and any other similar federal, provincial, state or local statutes or regulations ("ENVIRONMENTAL LAWS"), and any policies or guidelines of any Governmental Authority, which violation or liability has not been resolved and, to the best knowledge of the Sellers and the Senior Managers, no such notice, complaint, direction or order is threatened or otherwise expected, and, to the best knowledge of the Sellers and the Senior Managers, there are no circumstances which could result in the issuance of any such notice, complaint, direction or order, (ii) the Company and all operations of the Company on the Leased Property (as defined below) or any real property formerly owned or leased by the Company or over which the Company has or had charge, management or control are and, during the time such real property was owned or leased by the Company or was under its charge, management or control, were in material compliance with all applicable Environmental Laws and, to the best knowledge of the Sellers and the Senior Managers, there is no condition that could prevent or materially interfere with such compliance in the future, (iii) there have been and are no proceedings commenced or, to the knowledge of the Sellers and the Senior Managers, threatened to revoke or amend any material environmental permits, registrations and authorizations, (iv) no hazardous waste, substance, material, chemical, pollutant or contaminant, or toxic substance or dangerous good as defined, or identified in any Environmental Law, including, without limitation, petroleum and petroleum products, asbestos and any other material regulated under, or that can result in liability under, applicable Environmental Laws ("HAZARDOUS MATERIALS"), has been transported, generated, handled, used, stored, treated or disposed of by the Company on the real estate owned, operated or otherwise used by or under the charge, management or control of the Company or at any other location, except as would not result in a Material Adverse Effect, (vi) the Company has not entered into, agreed to, been convicted or found liable under or is subject to any judgment, decree, material order or other similar requirement of any Governmental Authority under any Environmental Laws, (vii) there are no (v) PCBs or equipment, PCB wastes, or other materials containing PCBs, (w) underground or aboveground storage tanks, (x) surface impoundments, (y) landfills or (z) sewer or septic systems currently or formerly present at or about any of the properties or facilities currently or, to the best knowledge of the Sellers and the

Senior Managers, formerly owned, operated or otherwise used by or under the charge, management or control of the Company that is reasonably likely to result in material liability to the Company under any applicable Environmental Laws,
(viii) there are no actions, activities, events, conditions or circumstances occurring or existing during the time of the Company's operations at or ownership of the Leased Property or any property formerly owned or leased or over which the Company has or had charge, management or control or, to the best knowledge of the Sellers and the Senior Managers, prior to or following such time, including without limitation the release, threatened release, emission, discharge, spill, leak, pumping, pouring, emptying, injection, escape, leaching, disposal, dumping, depositing, spraying, burial, abandonment, incineration, seepage, placement, generation, treatment, storage or disposal of Hazardous Materials, that is reasonably likely to result in a Material Adverse Effect;
(ix) to the best knowledge of the Sellers and the Senior Managers, except in material compliance with applicable Environmental Laws or at levels which do not exceed applicable criteria under any policies or guidelines of any Governmental Authority under or relating to Environmental Law, there are no Hazardous Materials in, on or under the Leased Property or any property formerly owned or leased by the Company or over which the Company has or had charge, management or control and there are no Hazardous Materials originating from any property neighboring or adjoining such properties which has migrated onto, or is migrating towards any such properties; and (x) all material environmental data and studies (including the results of any environmental audit) relating to the Company and in the Company's possession have been delivered or made available to the Buyer.

                   2.18 INSURANCE. Section 2.18 of the Disclosure Schedule lists all insurance policies of the Company covering the assets, employees and operations of the Company and the Subsidiaries as of the date hereof. All such policies are in full force and effect, all premiums due thereon have been paid by the Company and the Company and the Subsidiaries have complied in all material respects with the provisions of such policies and have not received any notice from any of its insurance brokers or carriers that such broker or carrier will not be willing or able to renew their existing coverage.

                   2.19 TRANSACTIONS WITH AFFILIATES. Except for this Agreement and the agreements and transactions contemplated hereunder and except as disclosed in Section 2.19 of the Disclosure Schedule, there are no Contracts, agreements or arrangements between the Company (or any Subsidiary) and any Seller (or any affiliate of a Seller).

                   2.20 MATERIAL CUSTOMERS AND SUPPLIERS. Section 2.20 of the Disclosure Schedule sets forth the names of the ten suppliers of the Company to whom the Company paid the greatest sum of money in respect of products and materials sold to the Company and the ten customers of the Company from whom the Company received the greatest sum of money in respect of products or services provided by the Company between January 1, 1996 and July 31, 1997.

                   2.21 REAL PROPERTY. (a) Section 2.21(a) of the Disclosure Schedule sets forth the municipal address of all of the real property owned by the Company (the "OWNED PROPERTY").

                   (b) The Company is the beneficial owner of the Owned Property, together with all plants, buildings, structures, erections, improvements, appurtenances and fixtures situate on or forming part thereof, in fee simple.

                   (c) To the best knowledge of the Sellers and the Senior Managers, there are no agreements, undertakings or other documents which affect or relate to the title to, or ownership of such Owned Property, except as registered against title to such Owned Property.

                   (d) Except (x) as disclosed by the registered title of the Owned Property or (y) as disclosed or provided for in this Agreement or in
Section 2.21(d) of the Disclosure Schedule, no Person has any right to purchase any of the Owned Property, and no Person other than the Company is using or has any right to use, as tenant, or is in possession or occupancy of, any part of such Owned Property.

                   (e) The Company has not granted any option, right of first refusal or other contractual rights with respect to any of the Owned Property other than to the Buyer pursuant to this Agreement.

                   (f) Except as disclosed by the registered title of the Owned Property, the Company has not entered into any agreement to sell, transfer, encumber, or otherwise dispose of or impair the Company's right, title and interest in and to the Owned Property or the air, density and easement rights relating to the Owned Property other than as listed in Section 2.21(f) of the Disclosure Schedule.

                   (g) To the best knowledge of the Sellers and the Senior Managers, Section 2.21(g) of the Disclosure Schedule provides details on the most up-to-date surveys, prepared by registered land surveyors, relating to the Owned Property which are available, and such surveys have been delivered or made available to the Buyer.

                   (h) The Company has not received any notification of and the Seller has no knowledge of, any outstanding or incomplete work orders in respect of any of the buildings, improvements or other structures constructed on the Owned Property or of any current non-compliance with applicable statutes and regulations or building and zoning by-laws and regulations, but no independent investigation has been conducted with respect to these matters.

                   (i) Except as disclosed in Section 2.21(i) of the Disclosure Schedule, all accounts for work and services performed or materials placed or furnished upon or in respect of the construction and completion of any of the buildings, improvements or other structures constructed on the Owned Property have been fully paid and no one is entitled to claim a lien under the Construction Lien Act (Ontario) or other similar legislation for such work performed by or on behalf of the Company.

                   (j) The Company has not made application for a rezoning of any of the Owned Property and the Seller has no knowledge of any proposed or pending change to any zoning affecting the Owned Property.

                   (k) The Sellers and the Senior Managers have no knowledge of any expropriation or condemnation or similar proceeding pending or threatened against the Owned Property or any part of the Owned Property.

                   (l) Except as may be disclosed by the registered title of the Owned Property and to the best knowledge of the Sellers and the Senior Managers, there are no matters affecting the right, title and interest of the Company in and to the Owned Property, which in the aggregate, would materially and adversely affect the ability of the Company to carry on its business upon the Owned Property.

                   2.22 REAL PROPERTY LEASES. (a) Section 2.22(a) of the Disclosure Schedule sets forth a complete list of all leases and subleases of real property relating to real property used or occupied by the Company (the "Real Property Leases").

                   (b) Except as disclosed in Section 2.22(b) of the Disclosure Schedule, all interests held by the Company as lessee under the Real Property Leases are free and clear of all Encumbrances of any nature and kind whatsoever.

                   (c) All payments due and owing by the Company pursuant to the Real Property Leases have been duly paid and the Company is not otherwise in default in meeting its obligations under any of the Real Property Leases.

                   (d) To the best knowledge of the Sellers and the Senior Managers, none of the landlords under each of the Real Property Leases is in default in meeting any of its material obligations under its respective Real Property Leases.

                   (e) Except as disclosed in the Real Property Leases and
Section 2.22(e) of the Disclosure Schedule, the Company has no option, right of first refusal or other contractual right relating to the Leased Premises.

                   (f) To the best knowledge of the Sellers and the Senior Managers, no event exists which, but for the passing of time or the giving of notice, or both, would constitute a default by either party to any of the Real Property Leases and no party to any Real Property Lease is claiming any such default or taking any action purportedly based upon any such default.

                   (g) The Company has not waived, or omitted to take any action in respect of, any substantial rights under any of the Real Property Leases where the loss of such right would have a Material Adverse Effect on the Company.

                   (h) The Company is not a party to any Real Property Lease as Lessor.

                   (i) Except as set forth in Section 2.22(i) of the Disclosure Schedule, no third party consent or approval under any Real Property Lease is required for the consummation of the transactions contemplated herein.

                   2.23 PRODUCT LIABILITY. Except as set forth in Section 2.23 of the Disclosure Schedule and except where a claim or threatened claim would not have a Material Adverse Effect on the Company, the Company has not received written notice of any claim or threatened claim against the Company for product liability, nor, to the best knowledge of the Sellers and the Senior Managers, has the Company received oral notice of any claim or threatened claim against the Company for product liability.

                   2.24 BOOKS AND RECORDS. The financial books and records pertaining to the business of the Company and the Subsidiaries are complete and correct in all material respects (except for normal year-end adjustments with respect to periods after January 1, 1997), have been maintained in accordance with good business practice, and reflect the basis for the financial condition and results of operations of the Company and the Subsidiaries set forth in the financial statements referred to in Section 2.5 hereto.

                   2.25 NO BROKERS' OR OTHER FEES. No broker, finder or investment banker is entitled to any fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                   The Buyer hereby represents and warrants to the Sellers as follows:

                   3.1 ORGANIZATION. The Buyer is a corporation duly organized and validly existing under the laws of the Province of Ontario. Russell-Stanley is a corporation duly organized and validly existing under the laws of the State of Delaware. Each of Russell-Stanley and the Buyer have delivered to the Sellers complete and correct copies of their Articles of Incorporation and all amendments thereto and By-laws as in effect on the date hereof. The Buyer has been formed solely for the purpose of engaging in the acquisition of the Shares and all of the issued and outstanding shares of capital stock of the Buyer are legally and beneficially owned by Russell-Stanley directly.

                   3.2 AUTHORIZATION ETC. Each of the Buyer and Russell-Stanley has full corporate power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby to be carried out by it. The execution and delivery by Russell-Stanley and the Buyer of this Agreement and the consummation by Russell-Stanley and the Buyer of the transactions contemplated hereby have been duly approved and authorized by all necessary corporate action on the part of Russell-Stanley and the Buyer, and no other proceedings on the part of Russell-Stanley and the Buyer are necessary to approve and authorize the execution and delivery by Russell-Stanley and the Buyer of this Agreement and the consummation by Russell-Stanley and the Buyer of the transactions contemplated hereby. This Agreement has been duly and validly executed by Russell-Stanley and the Buyer and, assuming this Agreement constitutes the legal, valid and binding agreement of the other parties hereto, constitutes a legal, valid and binding agreement of Russell-Stanley and the Buyer, enforceable against Russell-Stanley and the Buyer in accordance with its terms, except that (i) the enforcement hereof may be limited by bankruptcy, insolvency, arrangement or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                   3.3 NO APPROVALS OR CONFLICTS. Except as set forth in Section
3.3 of the Disclosure Schedule, the execution, delivery and performance by Russell-Stanley or the Buyer of this Agreement and the consummation by Russell-Stanley or the Buyer of the transactions contemplated hereby to be consummated by it will not (i) violate, conflict with or result in a breach by Russell-Stanley or the Buyer of any provision of the Articles of Incorporation or By-laws of Russell-Stanley or the Buyer, (ii) violate, conflict with or result in a breach of any provision of, or constitute a default by Russell-Stanley or the Buyer (or an event which, with notice or lapse of time or both, would constitute a default) or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of Russell-Stanley's or the Buyer's properties under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument to which Russell-Stanley or the Buyer or any of its properties may be bound, (iii) violate or result in a breach of any order, injunction, judgment, ruling, law or regulation of any court or governmental authority applicable to Russell-Stanley or the Buyer or any of their respective properties, or (iv) except for applicable requirements of the Investment Canada Act, require any order, consent, approval or authorization of, or notice to, or declaration, filing, application, qualification or registration with, any governmental or regulatory authority, excluding from the foregoing clauses (ii) and (iii) above, such violations, conflicts and breaches which, individually or in the aggregate, would not reasonably be likely to adversely affect the ability of Russell-Stanley or the Buyer to consummate the transactions contemplated hereby to be consummated by it or cause Russell-Stanley or the Buyer to suffer a loss or pay a claim in excess of Cdn $100,000.

                   3.4 FINANCING. Russell-Stanley has obtained written binding commitments to provide the financing required to pay the cash Purchase Price and all contemplated fees and expenses of the Buyer related to the transactions contemplated hereby. The Buyer has provided the Sellers' Representative with true and complete copies of such written commitments. As of the date hereof, the Buyer is not in default under any of the terms and conditions of the written commitments.

                   3.5 CAPITALIZATION. As of the date hereof, the authorized capital stock of Russell-Stanley consists of 3,000,000 shares of common stock, par value $.01 per share ("RS COMMON SHARES"), of which 1,774,964 shares are outstanding. As of the date hereof, except as contemplated by this Agreement and except for options to purchase an aggregate of 148,149 RS Common Shares, no securities exercisable or convertible into or exchangeable for RS Common Shares ("RS COMMON SHARES EQUIVALENTS") are authorized, issued or outstanding. The RS Common Shares to be issued pursuant to the terms of the Exchangeable Shares will be validly issued, fully paid and nonassessable and free of preemptive rights under the Delaware General Corporation Law. Russell-Stanley has not issued any RS Common Shares within the past six months for consideration with a fair market value less than US $45 per share, other than RS Common Shares issued upon exercise of RS Common Shares Equivalents.

                   3.6 NO BROKERS' OR OTHER FEES. No broker, finder or investment banker (other than Vestar Capital Partners) is entitled to any fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Buyer.

                   3.7 FINANCIAL STATEMENTS. Russell-Stanley has previously delivered to Sellers the audited consolidated balance sheets of Russell-Stanley Corp. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, redeemable preferred stock and shareholders' deficit, and cash flows for each of the years ended December 31, 1996, 1995 and 1994 and the notes thereto and the report thereon of Deloitte & Touche LLP. ("RS FINANCIAL STATEMENTS"). The RS Financial Statements present fairly in all material respects the financial position of Russell-Stanley Corp. as at December 31, 1996 and the results of operations and cash flows for the year then ended and have been prepared in accordance with generally accepted accounting principles in the United States consistently applied.

                                   ARTICLE IV

                       CONDITIONS TO SELLERS' OBLIGATIONS

                  The obligations of the Sellers to effect the Closing under this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, unless validly waived in writing by the Sellers' Representative.

                   4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Buyer in this Agreement (i) in the case of any thereof that are expressly qualified by any materiality qualification, shall be true and correct, subject to such materiality qualification, and (ii) in the case of all other representations and warranties, shall be true and correct in all material respects, in each case on and as of the Closing Date as though such representations and warranties were made on such date, except that any representations and warranties that are made as of a specified date shall be true as of such date.

                   4.2 PERFORMANCE. The Buyer shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be so performed or complied with by it prior to the Closing.

                   4.3 OFFICER'S CERTIFICATE. The Buyer shall have delivered to the Sellers a certificate, dated as of the Closing Date and executed by the President or a Senior Vice President of the Buyer, certifying to the fulfillment of the conditions specified in Sections 4.1 and 4.2 hereof.

                   4.4 INJUNCTIONS. On the Closing Date there shall be no injunction, writ, preliminary restraining order or other order in effect of any nature issued by a federal or provincial court or governmental authority of competent jurisdiction directing that the transactions provided for herein not be consummated as provided herein.

                   4.5 CONSENTS. All orders, consents, approvals, permits, authorizations, notices, declarations, filings, applications, qualifications and registrations identified in Section 3.3 of the Disclosure Schedule and necessary to effect the Closing shall have been obtained.

                   4.6 EMPLOYMENT AND STAY-PAY AGREEMENTS. The Company shall have executed and delivered to Michael W. Hunter (a) the Employment Agreement in substantially the form of Exhibit 4.6(a) hereto and (b) the Stay-Pay Agreement in substantially the form of Exhibit 4.6(b) hereto.

                   4.7 EQUITY AGREEMENTS. Russell-Stanley shall have executed and delivered to Michael W. Hunter and John D. Hunter the HDL Investors' Agreement, the Registration Rights Agreement, the Amended and Restated Stockholders Transfer Rights Agreement and the Amended and Restated Voting Agreement in substantially the forms of Exhibits 4.7(a), 4.7(b), 4.7(c) and 4.7(d) hereto.

                   4.8 MUTUAL RELEASE. The Buyer and Russell-Stanley shall have executed and delivered to each of the Sellers the Mutual Release in substantially the form of Exhibit 4.8 hereto.

                   4.9 EXCHANGEABLE SHARE AGREEMENTS. Russell-Stanley shall have executed and delivered to Michael W. Hunter and John D. Hunter the Support Agreement and the Exchange Agreement in substantially the forms of Exhibits 4.9(a) and 4.9(b) hereto.

                                    ARTICLE V

                        CONDITIONS TO BUYER'S OBLIGATION

                  The obligation of the Buyer to effect the Closing under this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, unless validly waived in writing by the Buyer.

                   5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Sellers in this Agreement (without giving effect to any materiality qualification set forth in Article II) shall be true and correct on and as of the Closing Date as though such representations and warranties were made on such date (except that any representations and warranties that are made as of a specified date shall be true and correct as of such date), except for breaches which would not, individually or in the aggregate, reasonably be expected to cause the Company to suffer a loss or pay a claim in excess of Cdn $1,000,000 or to have a material adverse effect on the business, financial condition or results of operations of the Company and the Subsidiaries taken as a whole.

                   5.2 PERFORMANCE. The Sellers shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be so performed or complied with by the Sellers prior to the Closing.

                   5.3 OFFICER'S CERTIFICATE. The Sellers shall have delivered to the Buyer a certificate, dated as of the Closing Date and executed by the President of the Company and by the Sellers' Representative, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 hereof.

                   5.4 RESIGNATIONS. The Sellers shall have delivered to the Buyer the written resignations of all directors of the Company other than Michael W. Hunter and the written resignation of John D. Hunter as Executive Vice President of the Company, in each case effective as of the Closing Date.

                   5.5 INJUNCTIONS. On the Closing Date there shall be no injunction, writ, preliminary restraining order or other order in effect of any nature issued by a federal or state court or governmental authority of competent jurisdiction directing that the transactions provided for herein not be consummated as provided herein.

                   5.6 CONSENTS. All orders, consents, approvals, permits, authorizations, notices, declarations, filings, applications, qualifications and registrations identified in Section 5.6 of the Disclosure Schedule shall have been obtained.

                   5.7 AFFILIATE AGREEMENTS. The Buyer shall have received evidence satisfactory to it that all agreements between the Company, on the one hand, and any affiliate of the Company, on the other hand, have been terminated without any penalty to the Company, except as disclosed in Section 5.7 of the Disclosure Schedule.

                   5.8 EXISTING INDEBTEDNESS. If the Buyer has elected to discharge any outstanding indebtedness for borrowed money of the Company and shall have provided the Company with funds necessary to effect such discharge without penalty or premium, each holder of such indebtedness shall have released and discharged the same and any lien securing the same against payment by or on behalf of the Company of such funds, and the Buyer shall have received written evidence satisfactory to it of the foregoing. Any guarantee made by the Company of the indebtedness of any other person (and any lien on the assets of the Company securing the same) shall have been released and discharged, and the Buyer shall have received written evidence satisfactory to it of the foregoing.

                   5.9 FINANCING. The Buyer shall have received or otherwise have available, on terms and conditions reasonably satisfactory to the Buyer, financing sufficient to pay the cash Purchase Price and all fees and expenses incurred by the Buyer in connection with the transactions contemplated hereby and to satisfy the ongoing working capital requirements of the Company.

                   5.10 EMPLOYMENT AND STAY-PAY AGREEMENTS. Michael W. Hunter and the Company shall have executed and delivered to Buyer (a) the Employment Agreement in substantially the form of Exhibit 4.6(a) hereto and (b) the Stay-Pay Agreement in substantially the form of Exhibit 4.6(b) hereto.

                   5.11 EQUITY AGREEMENTS. Michael W. Hunter and John D. Hunter shall have executed and delivered to Russell-Stanley the HDL Investors' Agreement, the Registration Rights Agreement, the Amended and Restated Stockholders Transfer Rights Agreement and the Amended and Restated Voting Agreement in substantially the forms of Exhibits 4.7(a), 4.7(b), 4.7(c) and 4.7(d) hereto.

                   5.12 MUTUAL RELEASE. Each of the Sellers shall have executed and delivered to the Buyer the Mutual Release in substantially the form of
Exhibit 4.8 hereto.

                   5.13 SHAREHOLDER CONSENT. Each Seller holding any Retained Shares shall have executed a written resolution approving the amalgamation of Buyer and the Company and the unanimous shareholders agreement of the continuing company resulting from the amalgamation of the Buyer and the Company in substantially the form of Exhibit 5.13 hereto.

                                     ARTICLE VI

                            COVENANTS AND AGREEMENTS

                   6.1 CONDUCT OF BUSINESS BY COMPANY. The Sellers, jointly and severally, covenant that, except (i) as otherwise expressly contemplated by this Agreement, (ii) as provided in Section 6.1 of the Disclosure Schedule or (iii) as consented to by the Buyer, acting reasonably, in writing, from and after the date of this Agreement and until the Closing Date the Sellers shall cause the Company to:

                   (a) use all reasonable efforts consistent with good business judgment to (i) maintain the present business organization of the Company, (ii) maintain the Company's books and records in accordance with past practices;
(iii) keep available the services of the Company's officers and employees (except for any effect which results from any announcement of the transactions contemplated by this Agreement); and (iv) maintain satisfactory relationships with licensors, suppliers, creditors, distributors, customers and others transacting business with the Company (except for any effect which results from any announcement of the transactions contemplated by this Agreement);

                   (b) purchase inventory, pay payables and other accrued liabilities, and collect receivables in the ordinary and regular course of business in a manner consistent with past practice and otherwise operate the Company in the ordinary and regular course of business consistent with past practice;

                   (c) notify the Buyer of any material change in the normal course of business or operations of the Company and of any material governmental complaints, investigations or hearings of which the Sellers or the Company are notified (or communications received by the Sellers or the Company indicating that the same may be contemplated), or the institution or settlement of material litigation, in each case involving the Company, and to keep the Buyer informed of such events;

                   (d) not (i) cause to be issued or sold any debt or equity securities of the Company or issue, grant or enter into any options, warrants, rights, subscription agreements or commitments of any kind with respect thereto;
(ii) directly or indirectly cause to be purchased, redeemed or otherwise acquired or disposed of any equity securities of the Company; (iii) permit or allow the Company to borrow or agree to borrow any funds or incur, whether directly or by way of guarantee, any obligation for borrowed money, other than borrowings under existing lines of credit in the ordinary course of business and consistent with past practice; (iv) subject any of the assets of the Company (real, personal or mixed, tangible or intangible) to any Encumbrance or otherwise permit or allow the sale, lease, transfer or disposition of any assets of the Company (real, personal or mixed, tangible or intangible), other than in the ordinary course of business and consistent with past practice; (v) assume, guarantee, or otherwise become responsible for the obligations of, or make any loans or advances to, any other individual, firm or corporation; (vi) waive or release any rights of material value, or cancel, compromise, release or assign any material indebtedness owed to it or any material claims held by it; (vii) except for capital expenditures not to exceed Cdn $100,000 and except for those commitments and expenditures disclosed in Section 6.1(d)(vii) of the Disclosure Schedule, make any investment or expenditure of a capital nature either by purchase of shares or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other individual, firm or corporation; (viii) cancel or terminate any insurance policy naming it as a beneficiary or a loss payable payee; (ix) enter into any collective bargaining agreements; (x) increase the compensation or fringe benefits of any of its officers or, other than in accordance with past practice, effect any material general increase in the compensation or fringe benefits of its employees or pay or agree to pay any pension, retirement allowance, or other benefit not required by any existing employee benefit plan to any such officers or employees, commit itself to any employment agreement or employee benefit plan with or for the benefit of any of its officers or employees or any other person, or alter, amend, terminate in whole or in part, or curtail or permanently discontinue contributions to, any pension plan or any other employee benefit plan; (xi) enter into any contract, commitment, agreement or arrangement which requires payments in excess of Cdn $100,000 in any 12-month period, to the extent such contract, commitment, agreement or arrangement is not terminable within 30 days without payment of premium or penalty; (xii) amend its articles of incorporation or by-laws; or (xiii) agree to do any of the foregoing; and

                   (e) not declare, set aside or pay any dividend or other distribution or make any other payment, in cash or in property, to any of the Company's shareholders or any family member thereof, other than salary and benefits paid in the ordinary course of business to Michael Hunter which would otherwise be payable to Michael Hunter under the Employment Agreement had the Employment Agreement then been in effect.

                   (f) comply in all material respects with all applicable laws, including, without limitation, applicable Environmental Laws.

                   6.2 ACCESS TO BOOKS AND RECORDS; COOPERATION.

                   (a) Except in respect of liability for Taxes, in which event the commitment shall continue until the expiration of the Sellers' rights hereunder, the Buyer agrees that from the Closing Date and until the fifth anniversary of the Closing Date, during normal business hours upon reasonable advance notice, it shall, at no cost to the Buyer (other than the time of officers, directors and employees and of any other persons who are available to the Buyer without additional compensation) and its affiliates and without unreasonable disruption of the business of the Buyer and its affiliates, (1) permit the Sellers and their respective counsel, accountants and other authorized representatives to have access to the officers, directors, employees, accountants and other advisors and agents, properties, books, records and contracts of the Company, and the right to make copies and extracts from such books, records and contracts, and (2) use all reasonable efforts to make available to the Sellers and their authorized representatives those officers, directors, employees, accountants and other advisors and agents whose assistance, testimony or presence is necessary to assist the Sellers, in each case to the extent necessary to investigate and defend any threatened or actual litigation, to permit the Sellers to exercise any rights they may have hereunder and in connection with any Tax matters involving the Company.

                   (b) The Buyer agrees not to, and to cause its subsidiaries not to, destroy at any time any files or records which are subject to Section 6.2(a) without giving written notice to the Sellers' Representative, and giving the Sellers' Representative 30 days following receipt of such notice to request in writing that all or a portion of the records intended to be destroyed be delivered to the Sellers' Representative at the Sellers' reasonable expense. The Sellers acknowledge that the Buyer shall not be liable to the Sellers in the event of any accidental destruction of such records.

                   (c) Subject to the provisions of the Confidentiality Agreement (as defined in Section 9.7), during the period commencing on the date hereof and ending on the Closing Date, the Company will, and the Sellers will cause the Company to, afford to the Buyer and its counsel, accountants and other authorized representatives access at all reasonable times upon reasonable advance notice to the officers, directors, employees, accountants and other advisors and agents, properties, books, records and contracts, of the Company, and the right to make copies and extracts from such books, records and contracts, and to furnish the Buyer with all financial, operating and other data and information concerning the Company as Buyer and its advisors may reasonably request. The Buyer and Russell-Stanley acknowledge and agree that they are Representatives (as that term is defined therein) of Russell-Stanley Corp. under that Confidentiality Agreement dated January 30, 1997 made between the Company and Russell-Stanley Corp. and are bound by the terms thereof to the same extent as if they were signatories thereto.

                   (d) During the period commencing on the date hereof and ending on the Closing Date, Russell-Stanley will afford to the Company and its counsel, accountants and other authorized representatives access at all reasonable times upon reasonable advance notice to the officers, directors, employees, accountants and other advisors and agents, books, records and contracts of the Buyer and Russell-Stanley, and the right to make copies and extracts from such books, records and contracts, and to furnish the Company with all financial, operating and other data and information concerning the Buyer and Russell-Stanley as the Company may reasonably request.

                   6.3 FILINGS AND CONSENTS. Each of the Sellers and the Company, on the one hand, and the Buyer, on the other hand, shall use all reasonable efforts to obtain and to cooperate in obtaining any consent, approval, authorization or order of, and in making any registration or filing with, any Governmental Authority or other third party required in connection with the execution, delivery or performance of this Agreement.

                   6.4 TAX MATTERS.

                   (a) SELLERS' INDEMNITY FOR TAXES. From and after the Closing Date, each Seller shall jointly and severally indemnify and hold harmless the Buyer Indemnified Persons (as defined in Section 8.1(a)) against the following Taxes (other than custom duties and import and export taxes on goods purchased or shipped after the sixtieth day preceding the Closing Date) and, against any loss, damage, liability or expense, including, but not limited to, reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with any such Taxes: (i) Taxes imposed on the Sellers or the Company or any Subsidiary with respect to taxable years or periods ending on or before the Closing Date, including, without limitation, any Taxes arising as a result of or with respect to or in connection with the restructuring of the Company described in Section 2.10 of the Disclosure Schedule as the Hunter Packaging Reorganization; (ii) Taxes required to be paid or reimbursed by the Sellers under Section 6.4(c) hereof (to the extent such Taxes have not been paid by the Sellers); (iii) Taxes or additional Taxes imposed on any Buyer Indemnified Person as a result of a breach of the representations and warranties set forth in Section 2.12 of this Agreement or of the covenants contained in this Section 6.4; or (iv) Taxes or other payments required to be made after the date hereof by the Company or any Subsidiary to any party under any Tax sharing, indemnity or allocation agreement (whether or not written); PROVIDED, HOWEVER, that the Sellers shall have no liability under this Section 6.4(a) for (i) any Taxes that were actually paid by or on behalf of the Company or any Subsidiary to the proper Governmental Authority prior to the close of business on the Business Day prior to the Closing Date or (ii) Taxes (excluding Other Taxes) imposed with respect to taxable years or periods beginning on or after January 1, 1997 and ending on or prior to the Closing Date in an amount not in excess of Cdn. $850,000 in the aggregate; and, PROVIDED, FURTHER, that the Sellers shall not be liable for any Other Taxes imposed on the Company except to the extent that such Other Taxes (net of any credits for Other Taxes) exceed, in the aggregate, $50,000. For purposes of this Section 6.4, the term "OTHER TAXES" shall mean any and all Taxes other than Taxes measured on or by reference to income or capital, sales (including provincial sales), goods and services (GST) or any transfer or conveyance taxes described in Section 6.4(c) of this Agreement.

                   (b) PREPARATION OF TAX RETURNS; REFUNDS. (i) The Company shall, as instructed by the Sellers' Representative, prepare and file, or cause to be prepared and filed, any and all Tax Returns required to be filed by the Company or any Subsidiary (after giving effect to any valid extensions of the due date for filing any such Tax Returns) in respect of periods ending on or prior to the Closing Date. All such Tax Returns shall be prepared in a manner consistent with the prior Tax Returns of the Company and the Subsidiaries, unless otherwise required under applicable law. The Company, as instructed by the Buyer, shall prepare and file, or cause to be prepared and filed any and all other Tax Returns required to be filed by the Company and the Subsidiaries. Without prejudice to its right to indemnification under this Section 6.4, the Buyer shall cause the Company to pay all Taxes shown as due and owing on all such Tax Returns. The Company and Buyer shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and other representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to the other parties all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes.

                  (ii) Any refunds received by the Company or a Subsidiary or any successor to any of the foregoing of Taxes in respect of the Company or any Subsidiary that relate to taxable periods or portions thereof ending on or before the Closing Date shall be for the account of the Company and its Subsidiaries and their successors.

                   (c) TRANSFER AND CONVEYANCE TAXES. The Sellers shall be liable for and shall pay all applicable sales, transfer, recording, deed, stamp and other similar taxes, including, without limitation, any real property transfer or gains taxes (if any), resulting from the consummation of the transactions contemplated by this Agreement.

                   (d) CONTESTS. The Buyer shall promptly notify the Sellers' Representative in writing of any written notice of a proposed assessment or claim in an audit or administrative or judicial proceeding involving the Company or any Subsidiary which, if determined adversely to the taxpayer, would be grounds for indemnification under this Section 6.4; PROVIDED, HOWEVER, that a failure to give such notice will not affect the Buyer's right to indemnification hereunder, except to the extent, if any, that, but for such failure, the Sellers' Representative could have avoided the Tax liability in question. In the case of an audit or administrative or judicial proceeding that relates to any Pre-Closing Period, PROVIDED that within 30 days after the Sellers' Representative receives the written notice from the Buyer required under this
Section 6.4(d) and prior to taking any action with respect to such audit or administrative or judicial proceeding, the Sellers' Representative acknowledges in writing the Sellers' liability under this Section 6.4 to hold the Buyer and the Company harmless against the full amount of any adjustment which may be made as a result of such audit or proceeding, the Sellers' Representative shall have the right at his, her or its own expense to control the conduct of such audit or proceeding; PROVIDED, HOWEVER, that the Sellers' Representative shall not settle or otherwise compromise any issue or matter without the Buyer's prior written consent if such issue or matter will have a material effect on the Tax liability of the Buyer or the Company or any Subsidiary for a post-Closing taxable year or period. The Buyer also may participate in any such audit or proceeding at its own expense and, if the Sellers' Representative does not assume the defense of any such audit or proceeding, the Buyer may, without any effect to its or the Company's right to indemnification under this Section 6.4, defend the same in such manner as it may deem appropriate, including, but not limited to, settling such audit or proceeding. Except as provided otherwise in this Section 6.4(d), the Buyer shall control at its own expense any and all audit, administrative and judicial proceedings related to the Company, the Subsidiaries or their Taxes.

                   (e) TIME OF PAYMENT. Indemnity payments due under Section 6.4(a) of this Agreement, shall be made within three Business Days following a settlement or compromise of an assessment of a Tax by a Government Authority or a determination under subsection 152(1.1) of the Income Tax Act (Canada). If liability under this Section 6.4 is in respect of costs or expenses other than Taxes, payment by the Sellers of any amounts due under this Section 6.4 shall be made within five Business Days after the date that the Sellers' Representative has been notified by the Buyer that the Sellers have a liability for a determinable amount under this Section 6.4 and is provided with calculations or other materials supporting such liability. Any payments made by the Sellers under this Section 6.4(e) shall be made directly to the Buyer (or any successor to Buyer).

                   (f) TERMINATION OF SELLERS' INDEMNITY OBLIGATIONS FOR TAXES. Notwithstanding any provision herein to the contrary, the obligations of the Sellers to indemnify and hold harmless the Buyer and the Company pursuant to this Section 6.4 shall terminate at the close of business on the 120th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

                   (g) TAX ELECTIONS. From and after the date hereof, the Sellers shall not, without the prior written consent of the Buyer (which may not unreasonably withhold such consent), make or revoke, or cause or permit to be made or revoked, any Tax election, or adopt or change any method of accounting, that would adversely affect the Company or any Subsidiary. From and after the Closing Date, the Buyer shall not, and shall not cause or permit the Company to, without the prior consent of the Sellers' Representative (which may not unreasonably withhold such consent), make, amend or revoke any Tax election, or adopt or change any method of accounting, in either case in relation to a period ending on or before the Closing Date, that would adversely affect the Sellers, unless, in either case, such Tax election, the amendment or revocation of such a Tax election or the adoption or change of any such method of accounting is required by any Governmental Authority or, in Buyer's reasonable judgment, is otherwise required under applicable law.

                   (h) TAX SHARING AGREEMENTS. As of the Closing Date, any and all Tax sharing, indemnity or allocation agreements shall terminate as between the Company and the Subsidiaries on the one hand, and the Sellers and/or any affiliate of the Sellers, on the other hand, and, after the date hereof, no Taxes or other amounts shall be paid or reimbursed by the Company and the Subsidiaries under any such agreement, regardless of the taxable year or period for which such Taxes are imposed, and the provisions of this Section 6.4 shall govern thereafter.

                   (i) RESOLUTION OF DISAGREEMENTS. If the Sellers and the Buyer disagree as to the amount for which the Buyer or the Company and the Sellers are liable under this Section 6.4, the Sellers' Representative and the Buyer shall promptly consult with each other in an effort to resolve such dispute. If any such point of disagreement cannot be resolved within 30 days of the date of consultation, such dispute shall be submitted to a tax adviser which is mutually acceptable to the Buyer and the Sellers's Representative to act as an arbitrator to resolve all points of disagreement concerning Taxes with respect to this Agreement.

                   6.5 NO NEGOTIATION. Neither the Company nor any of the Sellers will, without the prior written consent of Russell-Stanley, directly or indirectly through any director, employee, representative, affiliate, agent or otherwise (i) solicit, initiate, encourage or assist in the submission of any inquiries, proposals or offers from any corporation, partnership, person or other entity or group relating to any acquisition or purchase of any assets of, or any equity interest in, the Company or any form of recapitalization transaction, merger, amalgamation, arrangement, consolidation, business combination, spin-off, liquidation or similar transaction involving, directly or indirectly, the Company (other than the purchase of assets of the Company in the ordinary course of business consistent with past practice and except as described in Section 6.1 of the Disclosure Schedule) (each an "ACQUISITION PROPOSAL"), (ii) participate in any discussions or negotiations regarding an Acquisition Proposal or, except as expressly permitted by the Confidentiality Agreement (as defined in Section 9.7) executed in favor of Russell-Stanley Corp., furnish to any person or entity any information concerning the Company or any Acquisition Proposal or (iii) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to make or enter into an Acquisition Proposal. Except as expressly contemplated by the Reorganization, the Sellers agree not to pledge, encumber or dispose of the Shares or any other securities of the Company beneficially owned by them prior to the Closing. If the Company or any Seller receives any inquiry, proposal or offer to enter into any transaction of any type referred to above, such party agrees to inform the Buyer promptly of the terms thereof.

                   6.6 COVENANT TO SATISFY CONDITIONS. Each party hereto agrees to use all reasonable efforts to insure that the conditions set forth in Article IV and Article V hereof are satisfied, insofar as such matters are within the control of such party.

                   6.7 NONDISCLOSURE OF CONFIDENTIAL INFORMATION; NON-COMPETITION. (a) None of the Sellers shall, without the prior written consent of Russell-Stanley, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information (as defined below) pertaining to the business of Russell-Stanley or any of its subsidiaries, except (i) while employed by Russell-Stanley or any of its subsidiaries, which use, divulgence or disclosure such Seller reasonably determines to be in connection with the business of and for the benefit of Russell-Stanley and its subsidiaries, (ii) as required by law, (iii) as reasonably required to enforce such Sellers' rights hereunder or under the HDL Investors' Agreement, the Registration Rights Agreement, the Amended and Restated Stockholders Transfer Rights Agreement, the Amended and Restated Voting Agreement, the Support Agreement or the Exchange Agreement or, in the case of Michael Hunter, under the Employment Agreement or the Stay/Pay Agreement or (iv) for the purposes of obtaining personal, legal or financial advice from independent professional advisors. For purposes of this Section 6.7(a), "Confidential Information" shall mean non-public information concerning the financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and other non-public, proprietary and confidential information of Russell-Stanley and its subsidiaries or their respective customers, that, in any case, is not otherwise available to the public (other than by a Seller's breach of the terms hereof).

                   (b) Except for actions or failures to take action that are permitted by, or are contemplated by and are not prohibited by, Section 1.3 of the Employment Agreement as such Employment Agreement is in effect on the Closing Date (without regard to any subsequent modification or termination thereof), during the period ending the later of (i) 5 years from the date of this Agreement and (ii) 1 year from the date of termination of Michael W. Hunter's employment with the Company, Michael W. Hunter agrees that, without the prior written consent of Russell-Stanley, he (A) will not, directly or indirectly, either alone or in conjunction with any individual, partnership, firm, association, syndicate, company or other entity, whether as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee or in any other capacity, carry on, be engaged in, advise, invest, lend money to, guarantee the debts or obligations of, or have any financial interest in, any business which is in competition with the business (as of the date of termination of such employment if such termination has occurred) of Russell-Stanley and its subsidiaries in North America, (B) shall not, on his own behalf or on behalf of any person, firm or company, directly or indirectly, solicit (other than by means of a general solicitation of employees through the media) or hire any person who has been employed by Russell-Stanley or any of its subsidiaries at any time during the 12 months immediately preceding such solicitation (other than employees of any of the Company and the Subsidiaries who have been fired by any of the Company and the Subsidiaries), and (C) will not induce any person who is an agent, contractor, customer, supplier or dealer of or relating to the business of Russell-Stanley or any of its subsidiaries to leave, to stop selling to, or stop buying from Russell-Stanley or any of its subsidiaries.

                   (c) For purposes of this Section 6.7, a business shall be deemed to be in competition with the business of Russell-Stanley and its subsidiaries if it is involved in the purchase, sale, lease, management of or other dealing in any property or the rendering of any service purchased, sold, leased, managed, dealt in or rendered by any of Russell-Stanley and its subsidiaries as a part of the business of any of Russell-Stanley and its subsidiaries, and a business shall be deemed to be in competition with the business of the Company if it is involved in the manufacturing, sale, distribution, leasing, reconditioning and/or fleet management of rigid industrial packaging.

                   (d) Except as provided otherwise below, during the period ending 5 years from the date of this Agreement, each Seller (other than Michael
W. Hunter) agrees that, without the prior written consent of Russell-Stanley, such Seller (A) (other than as a director, shareholder or officer of, or otherwise through, Hunter Packaging Ltd. at a time when Sellers, members of Sellers' families and one or more corporations solely owned, directly or indirectly, by one or more of Sellers and members of their family and trusts solely for the benefit of Sellers and members of their family do not collectively alone control Hunter Packaging Ltd.) will not, directly or indirectly, either alone or in conjunction with any individual, partnership, firm, association, syndicate, company or other entity, whether as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee or in any other capacity, carry on, be engaged in, advise, invest, lend money to, guarantee the debts or obligations of, or have any financial interest in, any business which is in competition with the business (as of the date hereof) of the Company in North America, (B) (except by reason of actions of Hunter Packaging Ltd. not personally involving John D. Hunter at a time when Sellers, members of Sellers' families and one or more corporations solely owned, directly or indirectly, by one or more of Sellers and members of their family and trusts solely for the benefit of Sellers and members of their family do not collectively alone control Hunter Packaging Ltd.) shall not, on such Seller's own behalf or on behalf of any person, firm or company, directly or indirectly, solicit (other than by means of a general solicitation of employees through the media) or hire any person who has been employed by Russell-Stanley or any of its subsidiaries at any time during the 12 months immediately preceding such solicitation (other than employees of any of the Company and the Subsidiaries who have been fired by any of the Company and the Subsidiaries), and (C) (except by reason of actions of Hunter Packaging Ltd. not personally involving John D. Hunter at a time when Sellers, members of Sellers' families and one or more corporations solely owned, directly or indirectly, by one or more of Sellers and members of their family and trusts solely for the benefit of Sellers and members of their family do not collectively alone control Hunter Packaging Ltd.) will not induce any person who is an agent, contractor, customer, supplier or dealer of or relating to the business of Russell-Stanley or any of its subsidiaries to leave, to stop selling to, or stop buying from Russell-Stanley or any of its subsidiaries; PROVIDED, HOWEVER, that if Sellers, members of Sellers' families and one or more corporations solely owned, directly or indirectly, by one or more of Sellers and members of their family and trusts solely for the benefit of Sellers and members of their family acquire control of Hunter Packaging Ltd. at a time when Hunter Packaging Ltd. is engaging in any business which is in competition with the business (as of the date hereof) of the Company in North America, such Sellers shall not be deemed in breach of Section 6.7(d) as a result thereof so long as, within 90 days after the acquisition of such control,
(x) such control is divested or (y) Hunter Packaging Ltd. ceases to be involved in any such business. Notwithstanding anything contained above in this Section 6.7(d), nothing in this Agreement shall prevent (i) such Seller (other than Michael W. Hunter) from owning any class of publicly traded securities if (x) such ownership (other than ownership of Hunter Packaging Ltd.) does not exceed 5% of such class (provided, however, that if such Seller unknowingly makes an investment prohibited by this Section 6.7(d) and divests itself or himself of such investment (to the extent so prohibited) as promptly as practicable, and in no event later than the ninetieth day, following the date on which such Seller obtains such knowledge, such investment shall not constitute a breach of this
Section 6.7(d)) and (y) such Seller's activities with respect to the issuer of such securities (other than Hunter Packaging Ltd.) are consistent with those of a passive investor or (ii) subject to Section 6.7(e), John D. Hunter, directly or indirectly, from owning shares of Performance Recycling Inc. or being a director or officer thereof.

                   (e) The Sellers agree that, upon the written request of Russell-Stanley made within six months of the Closing Date and prior to the disposition by Sellers of their interest in Performance Recycling Inc. ("Recycling"), they will, unless they sooner dispose of their interest in Recycling, (1) subject to obtaining any necessary consents, sell their interest in Recycling to the existing shareholders thereof or to a third party for a purchase price equal to Cdn $167,500 (or a lesser amount if Russell-Stanley reimburses them for the difference), (2) subject to obtaining any necessary consents, sell such interest to Russell-Stanley for a purchase price equal to Cdn $167,500, (3) subject to obtaining any necessary consents, abandon such interest if Russell-Stanley pays them Cdn $167,500 and indemnifies them against any actual damages (excluding loss of profits or other consequential damages) suffered by them as a result of taking such action or (4) make a "Shotgun Offer" pursuant to Article 7 of the Unanimous Shareholders' Agreement dated March 12, 1996 among, Recycling, Michael W. Hunter, Marco Petrucci and the other parties named therein, if Russell-Stanley agrees, if necessary, to purchase any interest owned by them for Cdn $167,500 and to purchase any additional interest which they become obliged to acquire as a result of taking such action at the mandated price.

                   (f) Each Seller agrees that the provisions of this Section
6.7 are reasonable covenants under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction such restraints are not reasonable in any respect, such court shall have the right, power and authority to modify such provision or provisions of such covenants to the extent the court determines such restraints are not reasonable and to enforce the covenants as so amended. Each Seller agrees that any breach of this Section 6.7 would irreparably injure Russell-Stanley. Accordingly, each Seller agrees that Russell-Stanley may, in addition to pursuing any other remedies it may have in law or in equity, obtain an injunction against such Seller from any court having jurisdiction over the matter restraining any further violation of this Agreement by such Seller.

                   6.8 CERTAIN PAYMENTS. Michael W. Hunter hereby confirms that he has repaid Cdn $117,500 owed to the Company pursuant to an advance to Michael
W. Hunter.

                                   ARTICLE VII

                                   TERMINATION

                   7.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

                   (a) by the mutual consent of the Sellers' Representative and the Buyer;

                   (b) by the Buyer if the Closing has not occurred on or before October 31, 1997, unless (i) the failure of such consummation shall be due to the failure of the Buyer to comply with the representations, warranties, agreements and covenants contained herein to be performed by the Buyer on or before October 31, 1997 or (ii) the Buyer shall otherwise not be entitled to choose to not effect the Closing under Article V;

                   (c) by the Sellers' Representative if the Closing has not occurred on or before October 31, 1997, unless (i) the failure of such consummation shall be due to the failure of the Sellers to comply with the representations, warranties, agreements and covenants contained herein to be performed by the Sellers on or before October 31, 1997 or (ii) the Sellers shall otherwise not be entitled to choose to not effect the Closing under Article IV; or

                   (d) by either the Sellers' Representative or the Buyer if any court or Governmental Authority of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree or ruling or other action shall have become final and nonappealable.

                   7.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby by the Sellers' Representative or the Buyer pursuant to
Section 7.1 hereof, written notice thereof shall forthwith be given to the other parties. If this Agreement is terminated and the transactions contemplated by this Agreement are abandoned as provided herein, no party to this Agreement will have any liability under this Agreement to any other except (i) that nothing herein shall relieve any party from any liability for any breach of any of the representations, warranties, covenants and agreements (including, without limitation, Section 8.1) set forth in this Agreement and (ii) as contemplated by
Section 9.1.

                                  ARTICLE VIII

                                 INDEMNIFICATION

                   8.1 INDEMNIFICATION. INDEMNIFICATION BY SELLERS. (a) Subject to the limits set forth in this Section 8.1, the Sellers agree, jointly and severally, to indemnify, defend and hold the Buyer and its affiliates (including, after the Closing Date, the Company) and their respective officers, directors, partners, stockholders, employees, agents and representatives (the "BUYER INDEMNIFIED PERSONS") harmless from and in respect of any and all losses, damages, costs and reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) (collectively, "LOSSES"), that they may incur arising out of or due to any inaccuracy of any representation or the breach of any warranty, covenant, undertaking or other agreement of the Sellers contained in this Agreement or the Disclosure Schedule. Anything to the contrary contained herein notwithstanding, (x) none of the Buyer Indemnified Persons shall be entitled to recover from the Sellers for any single claim for indemnity with respect to any inaccuracy or breach of any representations or warranties (other than recovery for claims predicated upon the inaccuracy or breach of Sections 2.2, 2.3, 2.4, 2.19 and 2.25 and the first sentence of Section 2.1), unless such claim in respect of Losses pursuant to this Section 8.1(a) exceeds Cdn $25,000 and then only for the amount by which such claim exceeds such amount, (y) none of the Buyer Indemnified Persons shall be entitled to recover from the Sellers for any claims for indemnity with respect to any inaccuracy or breach of any representations or warranties (other than recovery for claims predicated upon the inaccuracy or breach of Sections 2.2, 2.3, 2.4, 2.19 and
2.25 and the first sentence of Section 2.1), unless and until the total of all such claims in respect of Losses pursuant to this Section 8.1(a) (after giving effect to any tax benefits related to such Losses) exceeds Cdn $250,000 (provided that, if such total exceeds Cdn $250,000, the first Cdn $250,000 as well as all Losses in excess of such amount shall be indemnifiable) and (z) the Buyer Indemnified Parties shall not be entitled to recover more than an aggregate of Cdn $3,000,000 from the Sellers for any claims for indemnity under this Section 8.1(a)(other than recovery for claims predicated upon the inaccuracy or breach of Sections 2.2, 2.3, 2.4, 2.19 and 2.25 and the first sentence of Section 2.1).

                   (b) INDEMNIFICATION BY RUSSELL-STANLEY. Subject to the limits set forth in this Section 8.1, the Buyer and Russell-Stanley agree that after the Closing Date Russell-Stanley and the Buyer shall indemnify, defend and hold the Sellers and their respective agents and representatives (the "SELLER INDEMNIFIED PERSONS") harmless from and in respect of any and all Losses that they may incur arising out of or due to any inaccuracy of any representation or the breach of any warranty, covenant, undertaking or other agreement of the Buyer contained in this Agreement. Anything to the contrary contained herein notwithstanding, (x) none of the Seller Indemnified Persons shall be entitled to recover from the Buyer or Russell-Stanley for any single claim for indemnity with respect to any inaccuracy or breach of any representations or warranties, unless such claim in respect of Losses pursuant to this Section 8.1(b) exceeds Cdn $25,000, and then only for the amount by which such claim exceeds such amount, (y) none of the Seller Indemnified Persons shall be entitled to recover from the Buyer or Russell-Stanley for any claims for indemnity with respect to any inaccuracy or breach of any representations or warranties, unless and until the total of all such claims in respect of Losses pursuant to this Section 8.1(b) (after giving effect to any tax benefits related to such Losses) exceeds Cdn $250,000 (provided that, if such total exceeds Cdn $250,000, the first Cdn $250,000 as well as all Losses in excess of such amount shall be indemnifiable) and (z) the Seller Indemnified Parties shall not be entitled to recover more than an aggregate of Cdn $3,000,000 from the Buyer or Russell-Stanley for any claims for indemnity under this Section 8.1(b).

                   (c) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties contained in this Agreement or in any instrument delivered pursuant hereto will survive the Closing Date and will remain in full force and effect thereafter until the second anniversary of the Closing Date, provided that (i) the representations and warranties set forth in Sections 2.2, 2.3, 2.4 and 2.19 and the first sentence of Section 2.1 will survive the Closing Date and will remain in full force and effect until the expiration of the applicable statute of limitations (after giving effect to waiver, mitigation or extension thereof) and (ii) the representations and warranties set forth in Section 2.12 will survive the Closing Date and will remain in full force and effect until the ninetieth (90th) day following the expiration of the period within which the relevant authorities are entitled to assess or reassess liabilities for Taxes against the Company or its Subsidiaries for any period ending on or before the Closing Date, having regard, without limitation, to any waiver given by the Company or a Subsidiary in respect of such period; PROVIDED, FURTHER, that such representations or warranties shall survive (if at all) beyond such period with respect to any inaccuracy therein or breach thereof, written notice of which shall have been duly given within such applicable period in accordance with Section 8.1(d) hereof.

                   (d) NOTICE AND OPPORTUNITY TO DEFEND. If there occurs an event which a party asserts is an indemnifiable event pursuant to Section 8.1(a) or 8.1(b), the party or parties seeking indemnification shall notify the other party or parties obligated to provide indemnification (the "INDEMNIFYING PARTY") promptly. If such event involves (i) any claim or (ii) the commencement of any action or proceeding by a third person, the party seeking indemnification will give such Indemnifying Party prompt written notice of such claim or the commencement of such action or proceeding; PROVIDED, HOWEVER, that the failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party hereunder. In case any such action shall be brought against any party in respect of which that person is seeking indemnification and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein or, following the delivery by the Indemnifying Party to the party or parties seeking indemnification of the Indemnifying Party's acknowledgement in writing that the relevant Loss is an indemnified liability hereunder and that the Indemnifying Party, in its good faith judgment, will be able to pay any award of money damages against the indemnified party in connection with such action, to assume the defense thereof, with counsel reasonably satisfactory to such party or parties seeking indemnification and, after notice from the Indemnifying Party to such party or parties seeking indemnification of such election so to assume the defense thereof, the Indemnifying Party shall not be liable to the party or parties seeking indemnification hereunder for any legal expenses of other counsel or any other expenses subsequently incurred by such party or parties in connection with the defense thereof. The Indemnifying Party and the party seeking indemnification agree to cooperate fully with each other and their respective counsel in connection with the defense, negotiation or settlement of any such action or asserted liability. The party or parties seeking indemnification shall have the right to participate at their own expense in the defense of such action or asserted liability. If the Indemnifying Party assumes the defense of an action (a) no settlement or compromise thereof may be effected
(i) by the Indemnifying Party without the written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed) unless (x) there is no finding or admission of any violation of law or any violation of the rights of any person by any indemnified party and no adverse effect on any other claims that may be made against any indemnified party and (y) all relief provided is paid or satisfied in full by the Indemnifying Party or (ii) by the indemnified party without the consent of the Indemnifying Party and (b) the indemnified party may subsequently assume the defense of such action if a court of competent jurisdiction determines that the Indemnifying Party is not vigorously defending such action. In no event shall an Indemnifying Party be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). If more than one Seller is an Indemnifying Party with respect to any matter, the Sellers' Representative shall have the authority to exercise all rights of the Indemnifying Party afforded by this Section 8.1(d).

                   (e) PAYMENT. On each occasion that any indemnified party shall be entitled to indemnification or reimbursement under this Section 8.1, the Indemnifying Party shall, at each such time, promptly pay the amount of such indemnification or reimbursement (i) in the case of payment pursuant to Section 8.1(a), directly to the Buyer (or any successor to the Buyer) and (ii) in the case of payment pursuant to Section 8.1(b), to the Sellers (allocated in accordance with Exhibit 1.3(b)(i)). If any indemnified party shall be entitled to indemnification under this Section 8.1, the Indemnifying Party shall pay the indemnified party's costs and expenses arising as a result of a proceeding directly relating to indemnifiable Losses (including, without limitation, any reasonable fees and expenses paid to witnesses), periodically as incurred.

                   (f) ADJUSTMENT FOR INSURANCE AND TAXES. The amount which the Sellers are required to pay to the Buyer or that the Buyer and Russell-Stanley are required to pay to the Sellers pursuant to Section 6.4 or Section 8.1 shall be adjusted (including, without limitation, retroactively) (i) by any insurance proceeds actually recovered by any Buyer Indemnified Person, in the case of a payment to the Buyer, and by any Seller Indemnified Person, in the case of a payment to the Sellers, in reduction of the related indemnifiable Losses (the Buyer hereby undertakes to, and shall cause each other Buyer Indemnified Person to, and the Sellers hereby undertake to, and shall cause each other Seller Indemnified Person to, use reasonable efforts to recover same) and (ii) to take account of any tax benefit actually realized by any Buyer Indemnified Person, in the case of a payment to the Buyer, and by any Seller Indemnified Person, in the case of a payment to the Sellers, as a result of any indemnifiable Losses. Amounts required to be paid, as so reduced, are hereafter sometimes called an "Indemnity Payment." If the Buyer or any Seller shall have received an Indemnity Payment in respect of an indemnifiable Loss and the parties in good faith believe that any Buyer Indemnified Person or any Seller Indemnified Person (a "Beneficiary") is likely to subsequently receive insurance proceeds in respect of such indemnifiable Loss, or has or will actually realize any tax benefit as a result of such indemnifiable Loss, then the parties shall negotiate in good faith to determine the present value of such anticipated insurance proceeds or tax benefit and the Beneficiary shall promptly pay, in accordance with Section 8.1(e), such amount or, if lesser, the amount of the Indemnity Payment.

                   (g) TAX INDEMNITY. Other than with respect to Section 8.1(f), notwithstanding anything to the contrary in this Section 8.1, indemnification with respect to Taxes shall be governed solely by Section 6.4.

                                   ARTICLE IX

                                  MISCELLANEOUS

                   9.1 FEES AND EXPENSES. The Sellers shall bear all fees and disbursement charges of counsel, accountants, environmental consultants and other professional advisors retained by or on behalf of the Sellers and their affiliates (including the Company), and the Buyer shall bear its own expenses, in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement. Each of the Sellers and the Buyer shall bear the fees and expenses of any broker or finder retained by such party or parties and their respective affiliates (including, in the case of the Sellers, the Company) in connection with the transactions contemplated herein.

                   9.2 GOVERNING LAW. This Agreement shall be construed under and governed by the laws of the Province of Ontario without regard to the conflicts of law principles thereof.

                   9.3 AMENDMENT. This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by the Buyer and the Sellers' Representative.

                   9.4 NO ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the Buyer, in the case of assignment by any Seller, and the Sellers' Representative, in the case of any assignment by the Buyer.

                   9.5 WAIVER. Any of the terms or conditions of this Agreement which may be lawfully waived may be waived in writing at any time by each party which is entitled to the benefits thereof; PROVIDED, HOWEVER, that the Sellers' Representative is authorized to make any such waiver on behalf of any and all the Sellers. Any waiver of any of the provisions of this Agreement by any party hereto shall be binding only if set forth in an instrument in writing signed on behalf of such party. No failure to enforce any provision of this Agreement shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

                   9.6 NOTICES. Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if (a) personally delivered,

(b) sent by a nationally recognized overnight courier service, to the recipient at the address below indicated or (c) delivered by facsimile which is confirmed in writing by sending a copy of such facsimile to the recipient thereof pursuant to clause (a) or (b) above:

                  If to Russell-Stanley or the Buyer:

                           c/o Russell-Stanley Corp.
                           230 Half Mile Road
                           Red Bank, New Jersey 07701
                           Attn:  President
                           (908) 741-4913 (telecopier)
                           (908) 741-6366 (telephone)

                  With copies to:

                           Vestar Capital Partners III, L.P.
                           245 Park Avenue, 41st Floor
                           New York, New York 10167
                           Attn:  Robert L. Rosner
                           (212) 949-6500 (telecopier)
                           (212) 808-4922 (telephone)

                           and

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York 10017
                           Attn: Peter J. Gordon
                           (212) 455-2502 (telecopier)
                           (212) 455-2605 (telephone)

                  If to the Sellers' Representative or any Seller:

                           Hunter Drums Limited
                           5420 North Service Road
                           Burlington, Ontario
                           Canada  L7L6C7
                           Attn:  Michael W. Hunter
                           (905) 332-4844 (telecopier)
                           (905) 332-4800 (telephone)

                  With a copy to:

                           Stikeman, Elliott
                           Commerce Court West, 53rd Floor
                           Post Office Box 85
                           Toronto, Ontario
                           Canada  M5L 1B9
                           Attn:  W. Brian Rose
                           (416) 947-0866 (telecopier)
                           (416) 869-5685 (telephone)

or to such other address as any party hereto may, from time to time, designate in a written notice given in like manner.

                  Except as otherwise provided herein, any notice under this Agreement will be deemed to have been given (x) on the date such notice is personally delivered or delivered by facsimile or (y) the next succeeding business day after the date such notice is delivered to the overnight courier service if sent by overnight courier; PROVIDED that in each case notices received after 4:00 p.m. (local time of the recipient) shall be deemed to have been duly given on the next business day.

                   9.7 COMPLETE AGREEMENT. This Agreement, the confidentiality agreements, dated January 9, 1997 and January 30, 1997, between the Company and Russell-Stanley Corp. ("CONFIDENTIALITY AGREEMENTS") and the other documents and writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                   9.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                   9.9 PUBLICITY. The Sellers' Representative and the Buyer will consult with each other and will mutually agree upon any publication or press release or third party communication of any nature with respect to this Agreement or the transactions contemplated hereby and shall not issue any such publication or press release or communication prior to such consultation and agreement except as may be required by applicable law, or as reasonably required to enforce rights hereunder, or by obligations pursuant to any listing agreement with any securities exchange or any securities exchange regulation, in which case the party proposing to issue such publication or press release or communication shall make all reasonable efforts to consult in good faith with the other party or parties before issuing any such publication or press release or communication and shall provide a copy thereof to the other party or parties prior to such issuance.

                   9.10 HEADINGS. The headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                   9.11 SEVERABILITY. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

                   9.12 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

                   9.13 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. Russell-Stanley hereby irrevocably attorns and submits to, and agrees to take all further steps necessary to submit to, the jurisdiction of the Ontario Court (General Division) in any action or proceeding relating to the purchase of the Shares or arising out of or related to this Agreement and irrevocably agrees that all claims in respect of any such action or proceeding shall be heard and determined in such Ontario court. Russell-Stanley hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Russell-Stanley hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Russell-Stanley hereby irrevocably designates and appoints Osler, Hoskin & Harcourt, Attention: Doug Marshall, or any other partner of Osler, Hoskin & Harcourt, as its authorized agent to accept and acknowledge on its behalf service of any and all process that may be served in any such action or proceeding in any such court and agrees that service of process upon such agent, and written notice of such service to Russell-Stanley delivered to such agent, shall be deemed in every respect effective service of process upon Russell-Stanley in any such suit, action, or proceeding and shall be taken and held to be valid personal service upon Russell-Stanley.

                   9.14 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE PARTIES HERETO ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS

AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS OR HIS, AS THE CASE MAY BE, LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS OR HIS, AS THE CASE MAY BE, JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                   9.15 SELLERS' REPRESENTATIVE. Each of the Sellers hereby irrevocably makes, constitutes and appoints Michael W. Hunter as his or its attorney-in-fact (the "SELLERS' REPRESENTATIVE") with full power to act in his or its place and stead to compromise any claim or take any other action, including, without limitation, pursuant to Section 6.4 or 8.1, with respect to this Agreement. Each of the Sellers hereby agrees and acknowledges that any obligations or liabilities of any Seller under this Agreement shall be joint and several obligations or liabilities of all Sellers.

                   9.16 OBLIGATIONS GUARANTEE. Russell-Stanley hereby (i) covenants, acknowledges and agrees that all representations, warranties, covenants, undertakings and other agreements contained herein on the part of the Buyer are joint and several obligations of the Buyer and Russell-Stanley, and
(ii) guarantees the obligations of the Buyer under this Agreement and agrees to cause the Buyer to comply with the terms of this Agreement. This guarantee shall be a continuing and irrevocable guarantee and shall survive the Closing. Without limitation, the obligations of this guarantee shall not be released, discharged or affected by any extensions of time or indulgences or modifications granted by the Sellers in favour of the Buyer, or by any failure to enforce any of the terms of this Agreement or by the bankruptcy, insolvency, dissolution, amalgamation, winding-up or reorganization of the Buyer, and Russell-Stanley hereby waives any right to require the Sellers to exhaust any action or recourse against the Buyer before requiring performance by Russell-Stanley pursuant to this guarantee.

                  IN WITNESS WHEREOF, each of the Sellers has executed this Agreement, and each of the Company, Russell-Stanley and the Buyer has caused this Agreement to be executed by its duly authorized officer, in each case as of the day and year first above written.


/s/ R. MOSER                        /s/ MICHAEL W. HUNTER
---------------------------             ----------------------------------------
Witness to execution by
M.W. Hunter
                                    /s/ JOHN D. HUNTER
                                        ----------------------------------------
                                        JOHN D. HUNTER

/s/ R. MOSER
---------------------------
Witness to execution by             MICHAEL W. HUNTER HOLDINGS INC.
J.D. Hunter

                                    By: /s/ MICHAEL W. HUNTER
                                       -----------------------------------------
                                        Name:
                                        Title:


                                    JOHN D. HUNTER HOLDINGS INC.


                                    By: /s/ JOHN D. HUNTER
                                       -----------------------------------------
                                        Name:
                                        Title:


                                    HUNTER HOLDINGS INC.



                                   By: /s/ MICHAEL W. HUNTER
                                       -----------------------------------------
                                        Name:
                                        Title:


                                   373062 ONTARIO LIMITED


                                   By: /s/ MICHAEL W. HUNTER
                                       -----------------------------------------
                                        Name:
                                        Title:

                                                     HUNTER DRUMS LIMITED


                                   By: /S/ MICHAEL W. HUNTER
                                       -----------------------------------------
                                        Name:
                                        Title:

                                   RUSSELL-STANLEY HOLDINGS, INC.


                                   By: /s/ DANIEL W. MILLER
                                       -----------------------------------------
                                        Name:
                                        Title:


                                   HDL ACQUISITION, INC.


                                   By: /s/ DANIEL W. MILLER
                                       -----------------------------------------
                                        Name:
                                        Title: